AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of February 18, 2022, by and among SALONA GLOBAL MEDICAL DEVICE CORPORATION, a corporation incorporated under the laws of the Province of British Columbia, Canada (the "Parent"), INSPIRA FINANCIAL COMPANY, a Washington corporation and wholly owned subsidiary of Parent ("Inspira"), MIOTECH PARENT, LLC, a Delaware limited liability company wholly owned by Inspira ("Miotech Parent" ), MIOTECH MERGER SUBSIDIARY, LLC, a Delaware limited liability company wholly owned by Miotech Parent (the "Merger Sub" and together with Parent, Inspira and Miotech Parent, the "Buyer Parties"), MIO-GUARD LLC, a Michigan limited liability company (the "Company"), and KENNETH M. ZISHOLZ (the "Seller" and together with the Buyer Parties and the Company, the "Parties").

Certain capitalized terms used herein shall have the meanings set forth in Article 1 of this Agreement.

RECITALS

A. On January 27, 2022, Zip Medical Supplies, LLC, a Michigan limited liability company wholly owned by the Seller ("Zip Medical") merged with and into the Company pursuant to the MLLCA (the "Zip Merger").

B. Prior to the Zip Merger, the Company was engaged in the business of developing, distributing and selling medical devices. As a result of the Zip Merger, the Company is currently engaged principally in the business of developing, distributing and selling medical devices.

C. The Buyer Parties desire to effect an acquisition of the Company through a merger of the Company with and into Merger Sub on the terms and conditions specified herein.

D. The Board of Directors of Parent and Inspira and the managers and members of each of Miotech Parent, Merger Sub and the Company have determined that the merger (the "Merger") of the Company with and into Merger Sub upon the terms and conditions set forth in this Agreement is advisable, and have approved and adopted this Agreement.

E. It is the intention of the Parties that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the income tax regulations promulgated under the Code.

NOW, THEREFORE, in consideration of the recitals and the respective mutual covenants, representations, warranties, and agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE 1.
RECITALS, DEFINITIONS

1.1 Recitals.  The above stated Recitals are true and correct and are incorporated by reference into this Agreement.

1.2 Definitions.  In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

"Affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person.  As used in the foregoing sentence, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or such other relationship as, in fact, constitutes actual control.

"Agreement" has the meaning set forth in the Preamble.

"Anti-Bribery Laws" has the meaning set forth in Section 5.17.

"Articles of Merger" has the meaning set forth in Section 2.4.

"Balance Sheet Date" has the meaning set forth in Section 5.5(a).

"Business" means the Company's and its Subsidiaries' business of developing, distributing and selling medical devices, including, without limitation, those products listed on Schedule 1.1;

"Business Day" means any day other than a Saturday or Sunday or any day on which banks in the city of Detroit, Michigan are required to close.

"Buyer Indemnitees" has the meaning set forth in Section 6.2(a).

"Buyer Parties" has the meaning set forth in the Preamble.

"Buyer Parties' Fundamental Representations" has the meaning set forth in Section 6.2.

"Certificate of Merger" has the meaning set forth in Section 2.4.

"Change of Control" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of equity interests of the Surviving Company, Miotech Parent or Parent ("Covered Entities") by contract or otherwise) of in excess of 50% of the voting securities of any of the Covered Entities, or (ii) any of the Covered Entities merges into or consolidates with any other Person, or any Person merges into or consolidates with the Surviving Company and, after giving effect to such transaction, the equity holders of any of  the Covered Entitles immediately prior to such transaction own less than 50% of the equity interests of any of the Covered Entities or the successor entity of such transaction, (iii) any of the Covered Entitles sells, transfers, leases or licenses its assets, as an entirety or substantially as an entirety, to another Person, or (iv) the execution by any of the Covered Entities of an agreement to which any of the Covered Entitles is a party or by which it is bound, providing for any of the events set forth above in (i) through (iii).

"Change of Control Number" shall mean that number of Class B Units issuable as an Earnout Payment pursuant to 6(b) or 6(c) of the Employment Agreement, as applicable based on the date of the Change of Control.

"Claim" has the meaning set forth in Section 6.2(d).

"Class A Member" means the holder of Class A Units of the Surviving Company as set forth in the LLC Agreement.

"Class A Units" has the meaning set forth in the LLC Agreement.

"Class B Member" means the holder of Class B Units of the Surviving Company as set forth in the LLC Agreement.

"Class B Units" has the meaning set forth in the LLC Agreement.

"Closing" has the meaning set forth in Section 2.2.

"Closing Date" has the meaning set forth in Section 2.2.

"Closing Statement" has the meaning set forth in Section 3.2(c).

"Closing Balance Sheet" has the meaning set forth in Section 3.2(c).

"Closing Equity Payment" has the meaning set forth in Section 3.1(a)(i).

"Code" has the meaning set forth in the Recitals.

"Company" has the meaning set forth in the Preamble.

"Company Disclosure Schedule" has the meaning in the preamble to Article 5.

"Company Intellectual Property" has the meaning set forth in Article 5.23(a).

"Company Interests" means the outstanding membership interests of the Company, 100% of which are owned by Seller.

"Contracts" means all contracts, agreements, covenants, commitments, and other instruments of any kind to which the Company is a party or to which the assets or properties of the Company are bound.

"Disputed Items" shall have the meaning set forth in Section 3.2(d)(i).

"DLLCA" means the Delaware Limited Liability Company Act, as amended.

"Dollar" or "$" shall mean United States dollars.

"Earnout Payment(s)" has the meaning set forth in Section 3.1(a)(ii).

"Earnout Period" means the two (2) year period commencing on the first day of the month following the Closing.

"EBITDA" means net income of the Company before interest, taxes, depreciation and amortization in accordance with GAAP; provided, however, in computing EBITDA, all intercompany charges and overhead (including the cost of any independent audit of the Surviving Company) of Parent and its Affiliates shall be excluded.

"Effective Time" has the meaning set forth in Section 2.4.

"Employees" has the meaning set forth in Section 5.16(a).

"Enforceability Exceptions" has the meaning set for the in Section 4.2.

"Estimated Amounts" has the meaning set forth in Section 3.2(a).

"Estimated Indebtedness" has the meaning set forth in Section 3.2(a).

"Estimated Net Working Capital" has the meaning set forth in Section 3.2(a)(iii).

"Estimated Transaction Expenses" has the meaning set forth in Section 3.2(a).

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Final Closing Amounts" has the meaning set forth in Section 3.2(e)(i).

"Final Indebtedness" has the meaning set forth in Section 3.2(e)(i).

"Final Quarterly Amounts" has the meaning set forth in Section 3.2(e)(i).

"Final Transaction Expenses" has the meaning set forth in Section 3.2(e)(i).

"Financial Statements" has the meaning set forth in Section 5.5(a).

"GAAP" means accounting principles generally accepted in the United States.

"Guarantors" has the meaning set forth in Section 7.6.

"Indebtedness" means all debts, obligations, or liabilities of the Company, whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, or other securities of any borrowed money or any liability under or in respect of any acceptance or acceptance credit.

"Indemnity Basket" has the meaning set forth in Section 6.2(c).

"Indemnity Cap" has the meaning set forth in Section 6.2(c).

"Indemnified Party" has the meaning set forth in Section 6.2(d).

"Indemnifying Party" has the meaning set forth in Section 6.2(d).

"Independent Accountant" means the Grand Rapids, Michigan office of BDO USA, LLP.

"Intellectual Property" means any or all of the following: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and confidential business information (including databases, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (e) all computer programs and software (including data and source and object codes and related documentation); (f) all other property rights and all licenses and sublicenses granted by or to the Company that relate to any of the foregoing; and (g) all copies and tangible embodiments thereof (in whatever form or medium).

"Inspira" has the meaning set forth in the Preamble.

"IRCA" has the meaning set forth in Section 5.16(a).

"Knowledge" means the actual knowledge or awareness of Seller, and the knowledge or awareness reasonably expected of Seller to be known as an owner in the usual and ordinary course of performance of Seller's duties at the Company.

"Law" means any law, statute, ordinance, rule, regulation, order, writ, judgment or decree.

"Liabilities" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), any and all actions, suits, proceedings, demands, liabilities, damages, claims, deficiencies, fines, penalties, interest, assessments, judgments, losses, Taxes, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel and experts.

"Liens" means any liens, claims, charges, rights, pledges, security interests, mortgages, options, title defects or other encumbrances, restrictions or limitations of any nature whatsoever; provided, however, that the term "Liens" shall not include (i) liens for Taxes, the payment of which is not delinquent or which are being contested by appropriate proceedings with adequate reserves set aside for such Taxes on the books of the Company, (ii) materialmen's, warehousemen's, mechanic's or other liens arising by operation of law in the ordinary course of business for sums not due and which do not materially detract from the value of such assets or properties or materially impair the operation of the business of the Company, and (iii) statutory liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits.

"LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Surviving Company in the form attached hereto as Exhibit A.

"LLF" means Lowe Law Firm, PC.

"Material Adverse Effect" means, with respect to any Person, any change in or effect on the business of that Person that is, or could reasonably be expected to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), or results of operations of such Person and its subsidiaries, taken as a whole.

"Material Customers" has the meaning set forth in Section 5.11.

"Material Suppliers" has the meaning set forth in Section 5.11.

"Merger" has the meaning set forth in the Recitals.

"Merger Consideration" has the meaning set forth in Section 3.1(a).

"Merger Sub" has the meaning set forth in the Preamble.

"Miotech Parent" has the meaning set forth in the Preamble.

"MLLCA" means the Michigan Limited Liability Company Act, as amended.

"Net Working Capital" means, calculated as of immediately prior to the Closing, (a) all current assets of the Company minus (b) all current liabilities of the Company, calculated in accordance with GAAP.  For the avoidance of doubt, Transaction Expenses and long-term Indebtedness shall each not be included for purposes of calculating Net Working Capital.

"Organizational Documents" means any and all documents pursuant to which an entity is organized and/or operates under the applicable laws of its jurisdiction, including, without limitation, the certificate or articles of incorporation and bylaws of a corporation and any similar documents of any limited liability company, limited partnership or other entity.

"Parent" has the meaning set forth in the Preamble.

"Parties" has the meaning set forth in the Preamble.

"Parent Class A Stock" means the Class A common shares of the Parent.

"Parent Common Stock" means the common shares of the Parent which are listed on the TSXV under the symbol "SGMD".

"Parent SEC Reports" has the meaning set forth in Section 4.5.

"Permitted Indebtedness" means aggregate amount of the Indebtedness set forth on Schedule 5.6, which shall not exceed $450,000.

"Person" means any natural person, corporation, limited liability corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

"Quarterly Equity Payment(s)" has the meaning set forth in Section 3.1(a)(ii).

"Quarterly Statement" has the meaning set forth in Section 3.2(c)(ii).

"Real Estate Lease" means the Lease Agreement attached as Exhibit B.

"Regulation S" has the meaning set forth in Section 5.19(c).

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Seller" means Kenneth M. Zisholz.

"Seller Deficiency" has the meaning set forth in Section 3.2(f)(ii).

"Seller Employment Agreement" means the Employment Agreement in the form attached as Exhibit C.

"Seller Fundamental Representations" has the meaning set forth in Section 6.1.

"Seller Indemnitees" has the meaning set forth in Section 6.2(b).

"Special Damages" means all exemplary, punitive, consequential, incidental, multiple or indirect damages (including loss of damage to or delay in profit, revenue or production) and diminution of value, except to the extent such items are payable to a third party.

"Statement" has the meaning set forth in Section 3.2(d)(i).

"Straddle Period" means any taxable period beginning before or on and ending after the Closing Date.

"Subject Securities" has the meaning set forth in Section 5.19(a).

"Surviving Company" has the meaning set forth in Section 2.1.

"Tax" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, all gross receipts, sales, use, ad valorem, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, assets, minimum income, environmental, customs, duties, real property, personal property, capital stock, social security obligations or contributions, unemployment, disability, payroll, license, employee or other withholding, or other tax or governmental charge, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, in each case whether disputed or undisputed.

"Transaction Expenses" means the respective amounts of all unpaid third party fees, costs or expenses incurred or expected to be incurred by the Company (or for which the Company will be responsible) in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including any fees and expenses of legal counsel and financial advisors), whether or not invoiced or billed prior to the Effective Time.

"Transaction Documents" means this Agreement, the LLC Agreement, the Non-Compete Agreements, and all other documents to be executed and delivered by either party pursuant to or in connection with this Agreement and the consummation of the transactions contemplated hereby.

"TSXV" means the TSX Venture Exchange.

"TSXV Approval" means the approval by the TSXV of: (i) this Agreement and the Transaction, and (ii) the listing of any shares of Parent Common Stock issuable or issued in connection with this Agreement and the Transaction Documents.

"VWAP" means the volume-weighted average of prices measured in hundredths of cents of a share of Parent Common Stock on the TSXV (or other principal market on which such shares are then traded) for the relevant period of trading days or, if Parent Common Stock is not listed at such time, the then fair market value of Parent Common Stock as reasonably determined by the Board of Directors of Parent acting in good faith.

"Working Capital Shortfall" means, for any period, the amount of additional cash or third-party loans required to fund the operating expenses or other financial needs of the Surviving Company because the cash of the Surviving Company is insufficient, as determined by the manager of the Surviving Company in its reasonable discretion.

"Working Capital Shortfall Loan" has the meaning set forth in Section 3.2(f)(i).

"Zip Medical" has the meaning set forth in the recitals.

"Zip Merger" has the meaning set forth in the recitals.

ARTICLE 2.
THE MERGER

2.1 The Merger.  At the Effective Time, the Company shall be merged with and into Merger Sub (the "Merger") upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Limited Liability Company Act (the "DLLCA") and the Michigan Limited Liability Company Act (the "MLLCA"). Following the Merger, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving company (the "Surviving Company").

2.2 Closing.  In lieu of a physical Closing, the Parties agree that the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place through the electronic exchange of documents at such time as shall be fixed by mutual agreement of the parties as promptly as practicable after the satisfaction or waiver of all of the conditions to Closing set forth in this Agreement (the date of Closing is hereinafter sometimes referred to as the "Closing Date").

2.3 Closing Deliverables.

(a) Seller Deliverables.  At or prior to the Closing, the Seller shall deliver or cause to be delivered to the Buyer Parties the following:

(i) the LLC Agreement, duly executed by Seller as the Class B Member

(ii) a certificate, dated the Closing Date and executed by the Seller in a form acceptable to the Buyer Parties, confirming that each of the conditions set forth in Sections 8.1(b) and 8.1(c) have been satisfied;

(iii) a certificate of Manager of the Company certifying that (A) attached thereto are true and complete copies of all resolutions adopted by the Members and Manager of the Company authorizing the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; (B) certifying the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder; and (C) attached thereto are the organizational documents of the Company and all such organizational documents are in full force and effect; and (D) attached thereto is a good standing certificate from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized;

(iv) evidence satisfactory to the Buyer Parties that other than Permitted Indebtedness, all Indebtedness has been (or will be) repaid or otherwise satisfied and discharged effective as of the Effective Time, and that all Liens with respect to the assets of the Company have been released or will be released effective as of the Effective Time;

(v) evidence satisfactory to the Buyer Parties of payment of third parties by wire transfer of immediately available funds that amount of money due and owing from the Company to such third parties as Transaction Expenses as set forth on the Closing Statement;

(vi) Non-Compete Agreements in a form acceptable to Buyer Parties duly executed by Seller (the "Non-Compete Agreement");

(vii) the Real Estate Lease duly executed by the landlord;

(viii) the Seller Employment Agreement duly executed by the Seller; and

(ix) such other documents or instruments as the Buyer Parties reasonably request and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(b) Buyer Deliverables.  At the Closing, the Buyer Parties shall deliver or cause to be delivered to the Seller the following:

(i) The LLC Agreement, duly executed by Miotech Parent as the Class A Member;

(ii) The Closing Equity Payment, as adjusted pursuant to Section 3.2(b);

(iii) a certificate, dated the Closing Date and executed by the Seller in a form acceptable to the Buyer Parties confirming that each of the conditions set forth in Sections 8.2(a) and 8.2(b) have been satisfied;

(iv) evidence of payment of third parties by wire transfer of immediately available funds that amount of money due and owing from the Company to such third parties as Transaction Expenses as set forth on the Closing Statement;

(v) the Non-Compete Agreements duly executed by the Surviving Company;

(vi) the Real Estate Lease duly executed by the Surviving Company;

(vii) the Seller Employment Agreement duly executed by the Surviving Company;

(viii) a certificate of Manager of the Surviving Company certifying that (A) attached thereto are true and complete copies of all resolutions adopted by the Members and Manager of the Surviving Company authorizing the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; (B) certifying the names and signatures of the officers of the Surviving Company authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder; and (C) attached thereto are the organizational documents of the Surviving Company and all such organizational documents are in full force and effect; and (D) attached thereto is a good standing certificate from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Surviving Company is organized; and

(ix) such other documents or instruments as the Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

2.4 Effective Time. At the Closing, (a) Merger Sub shall file a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DLLCA; (b) the Company shall file articles of merger (the "Articles of Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the MLLCA; and (c) the Parties shall make all other filings or recordings required under the DLLCA and the MLLCA in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger and the Articles of Merger have been duly filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Michigan, respectively (the "Effective Time").

2.5 Effects of the Merger.  At and after the Effective Time, the Merger will have the effects set forth herein and in the DLLCA and the MLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers, and franchises of the Company and Merger Sub shall be vested in the Surviving Company, and all debts, liabilities, and duties of the Company and Merger Sub shall become the debts, liabilities, and duties of the Surviving Company.

2.6 Certificate of Formation and Limited Liability Company Agreement . The certificate of formation of the Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of formation of the Surviving Company at and from the Effective Time and until thereafter amended in accordance with its terms and as provided by applicable Law.  The Amended and Restated Limited Liability Company Agreement of Merger Sub in the form attached as Exhibit A, shall be the limited liability company agreement of the Surviving Company at and from the Effective Time and until thereafter amended in accordance with its terms and as provided by applicable Law.

2.7 Managers and Officers.  The Manager of Merger Sub immediately prior to the Effective Time shall be the manager of the Surviving Company at and from the Effective and until its successor is duly elected and qualified in accordance with applicable Law. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company at and from the Effective and until their successors are duly appointed and qualified in accordance with applicable Law.

2.8 Effect on Company Interests; Merger Consideration. At the Effective Time, by virtue of the Merger, (i) all of the Company Interests outstanding immediately prior to the Effective Time shall be converted into (and thereafter shall represent only) the right to receive the Merger Consideration, in each case subject to the provisions of Article 3. All rights in respect of the Company Interests, except the right to receive the Merger Consideration pursuant to the terms and subject to the conditions of this Agreement, shall, by virtue of the Merger and without any action on the part of any holder of Company Interests, cease to be outstanding or exist at the Effective Time.

2.9 Additional Actions. If, at any time after the Effective Time, the Miotech Parent or the Surviving Company shall consider or be advised that, consistent with the terms of this Agreement, any further assignments or assurances in Law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Company, title to and possession of any property or right of either the Company or Merger Sub acquired or to be acquired by reason of, or as a result of, the Merger, or (b) to otherwise carry out the purposes of this Agreement, then, subject to the terms and conditions of this Agreement, the Company and its officers and managers, and Merger Sub and its officers and managers, shall be deemed to have granted to the Surviving Company an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Company and otherwise to carry out the purposes of this Agreement; and the officers and managers of the Surviving Company are fully authorized in the name of both the Company and Merger Sub to take any and all such actions.

ARTICLE 3.
CONVERSION OF THE MEMBERSHIP INTERESTS OF THE COMPANY;
MERGER CONSIDERATION

3.1 Merger Consideration; Effect of the Merger.  Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Buyer Parties, the Company or the Seller :

(a) Subject to the other provisions of this Article 3, 100% of the Company Interests shall be converted into the right to receive the following (the "Merger Consideration"):

(i) at Closing, 1,300,000 Class B Units, subject to adjustment as set forth in Section 3.2(e) (the "Closing Equity Payment");

(ii) within thirty (30) days of the end of each quarterly period during the Earnout Period, 125,000 Class B Units (each, the "Quarterly Equity Payment" and collectively, the "Quarterly Equity Payments"), subject to adjustment as set forth in Section 3.2(e); and

(iii) subject to the terms of the LLC Agreement, during the Earnout Period, the Buyer Parties shall cause the Surviving Company to deliver to the Class B Member the following earnout payments (the "Earnout Payment(s)"): two (2) Class B Units for each $1.00 of EBITDA achieved by the Surviving Company during each quarterly period during the Earnout Period, up to a maximum of 4,000,000 Class B Units in the aggregate (the "Maximum Aggregate Earnout Payment"), subject to adjustment as set forth in Section 3.2(e). Any Class B Units deliverable as Earnout Payment shall be delivered within thirty (30) days of the end of the relevant quarterly period, subject to Section 3.2(e) below.

(b) The Class B Units issued or issuable pursuant to this Section 3.1 shall be paid to the Class B Member of the Surviving Company and are exchangeable on a one-for-one basis into shares of Parent Class A Stock pursuant to the terms of the LLC Agreement.  Notwithstanding anything to the contrary contained in this Agreement, no consideration shall be paid or issued in respect of membership interests in the Surviving Company owned by Miotech Parent immediately prior to the Effective Time.

(c) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all of the Company Interests shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented any such Company Interests shall thereafter cease to have any rights with respect to such Company Interests, except as provided herein or by Law.

(d) Until all Earnout Payments have been made, the Buyer Parties will provide Seller with copies of all monthly and annual financial statements and budgets regarding the Surviving Company at the same time such information is provided to the Board of Directors of each Buyer Party.

(e) Anything to the contrary notwithstanding in this Agreement or Transaction documents, the Class B Units to be issued to Seller pursuant to Section 3.1(a)(i) and (ii) shall be vested in Seller at Closing, subject to the adjustments set forth in Section 3.2(e).

3.2 Closing Estimates; Adjustments.

(a) Closing Estimates. At least two (2) Business Days prior to the Closing Date, the Company shall deliver to the Buyer Parties a statement setting forth its good faith estimate of the following prepared in accordance with GAAP (collectively, the "Estimated Amounts"):

(i) an estimated balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated herein), including the calculation of the Indebtedness as of the Closing Date (the "Estimated Indebtedness");

(ii) the Transaction Expenses (the "Estimated Transaction Expenses"), and

(iii) Net Working Capital ("Estimated Net Working Capital"),

reflecting in each case the Company's reasonably detailed calculations of each of the components of such Estimated Amounts and the aggregate Estimated Amounts. The method used to calculate the Estimated Amounts shall be reasonably acceptable to the Buyer Parties.

(b) Adjustments to Closing Equity Payment.  At Closing, the Closing Equity Payment shall be adjusted (i) downward if the Estimated Indebtedness exceeds the Permitted Indebtedness, and (ii) downward if the Estimated Transaction Expenses exceed $50,000.  For every $1.00 that Estimated Indebtedness at Closing exceeds Permitted Indebtedness, the Closing Equity Payment shall be reduced by one (1) Class B Unit; provided no such reduction shall occur if Seller pays such excess at the Closing.

(c) Post-Closing Adjustments.

(i) Within sixty (60) days after the Closing Date, the Buyer Parties shall prepare and deliver to the Seller a closing statement which includes the following information (the "Closing Statement"): the balance sheet of the Company as of the Closing Date calculated in accordance with GAAP  (the "Closing Balance Sheet"), the Indebtedness of the Company and the Transaction Expenses of the Company as of the Closing Date.

(ii) On or prior to the tenth (10th) day following the last day of each quarter during the Earnout Period, the Buyer Parties shall deliver to the Class B Member a report (a "Quarterly Statement") setting forth the EBITDA of the Surviving Company for such quarter.

(iii) During the thirty (30) day period following delivery of the Closing Statement, Buyer Parties will, and will cause Surviving Company to (A) provide Seller and Seller's representatives with reasonable access during normal business hours to the books, records (including workpapers, memoranda and other documents) of the Buyer Parties used in preparation of the Closing Statement for purposes of Seller's review of the Closing Statement; and (B) reasonably cooperate with Seller and Seller's representatives in connection with such review.

(d) Disputed Items.

(i) The Seller shall have thirty (30) days from the date on which it receives the Closing Statement or a Quarterly Statement (each, a "Statement") to raise any objection(s) to the calculations set forth therein by delivering a written notice to the Buyer Parties setting forth such objection(s) in reasonable detail (the "Disputed Items").

(ii) In the event that the Seller does not deliver any such objection(s) with respect to the calculations set forth in the relevant Statement within such thirty (30) day period, then the calculations set forth in the relevant Statement shall be deemed final. In the event that any such objection(s) are so delivered, then the calculations set forth in the relevant Statement shall be deemed not final and the Buyer Parties and Seller shall attempt, in good faith, to resolve the Disputed Items and, if they are unable to resolve all of the Disputed Items within ten (10) Business Days after the date of such Disputed Items notice, shall, within ten (10) Business Days thereafter (or such earlier date as mutually agreed), submit the Disputed Items to the Independent Accountant. The Buyer Parties and Seller shall provide to the Independent Accountant all work papers and back-up materials relating to the Disputed Items reasonably requested by the Independent Accountant and to the extent available to the Buyer Parties or Seller.

(iii) The determination by the Independent Accountant, as set forth in a notice that the Buyer Parties and Seller shall cause the Independent Accountant to deliver to Buyer Parties and Seller within thirty (30) days after the submission of the Disputed Items to the Independent Accountant, shall be final, binding and conclusive on the Buyer Parties and Seller absent manifest error and may be confirmed by any court of competent jurisdiction as an arbitration pursuant to the Federal Arbitration Act or its state law equivalents. The Independent Accountant shall prepare and forward to the Buyer Parties and Seller an explanation of its determination with respect to the Disputed Items.  The fees and expenses of the Independent Accountant shall be paid by the non-prevailing party, which determination shall be made by the Independent Accountant.

(e) Adjustments to Quarterly Equity Payments and Earnout Payments.

(i) The Indebtedness and Transaction Expenses amounts reflected in the Closing Statement, as revised to reflect the resolution of any and all Disputed Items in accordance with Section 3.2(d), shall be deemed to be the "Final Indebtedness" and "Final Transaction Expenses", as applicable (collectively, the "Final Closing Amounts").  The Estimated Amounts shall be compared to the Final Closing Amounts, as applicable, and any resulting adjustment in the Merger Consideration shall be calculated as set forth on Schedule 3.2(e), which is incorporated herein by reference, and subject to Schedule 3.2(e), shall be added to or set off against the next Quarterly Equity Payment(s), and if necessary, the Earnout Payment(s), if any; provided, any amount payable to Seller pursuant to Section 3.1(a)(iii) shall not be offset against future Quarterly Equity Payments (for clarity, such amount shall remain payable to Seller).

(ii) The EBITDA amounts reflected in each Quarterly Statement, as revised to reflect the resolution of any and all Disputed Items in accordance with Section 3.2(d), shall be deemed to be the "Final Quarterly Amounts".  Any resulting adjustment in the Merger Consideration shall be calculated and set off against the Merger Consideration as set forth in Schedule 3.2(e).

(f) Cash Injection During Six Month Period After Closing.

(i) Seller as Funding Source.  In the event that there is a Working Capital Shortfall at any time or times during the six (6) month period after the Closing, Seller shall loan to the Surviving Company an amount in cash equal to such Working Capital Shortfall on an unsecured basis upon five (5) days written notice from the manager of the Surviving Company to Seller (a "Working Capital Shortfall Loan").  The Working Capital Shortfall Loan shall bear interest at a nominal annual rate.

(ii) Seller Deficiency.  If Seller fails to fully satisfy his obligation set forth in Section 3.2(f)(i) (such deficiency, the "Seller Deficiency"), none of the Buyer Parties shall be obligated to fund or loan any amounts to the Company in respect of a Working Capital Shortfall or otherwise.

3.3 Covenants During Earnout Period.  During the Earnout Period:

(a) Operating Principles. Seller agrees and acknowledges that the business of the Surviving Company will be operated pursuant to the principles set forth in this Agreement, including Schedule 3.3 attached hereto.  Buyer Parties agree that in connection with its earnout obligation, during the Earnout Period it will, and will cause each of its Affiliates (including the Surviving Company following Closing) to act in good faith and refrain from taking any action specifically intended to diminish the value of the earnout obligation or deprive Seller of the opportunity to achieve the maximum EBITDA; provided, however, that nothing herein will be construed to prevent or otherwise restrict Surviving Company's operation of its business  in the ordinary course of business and in a commercially reasonable manner.  During the Earnout Period, Buyer will, subject to Buyer Parties' compliance with all applicable Laws, permit the Surviving Company to be operated in a manner consistent with the past practices of the Company in the ordinary course of business of the Company (including, subject to Buyer Parties' standard employment policies and practices, cause the Surviving Company to continue to employ substantially all persons who were employees of the Company as of immediately prior to Closing).  Notwithstanding anything contained this Section 3.3(a) or in this Agreement to the contrary, Seller agrees and acknowledges, that Buyer Parties shall not be required to provide cash and/or any other assets to the Surviving Company in order for the Surviving Company to meet its obligations or conduct its operations generally.

(b) Stock Adjustments.  The number of Class B Units or other securities to be issued to Seller pursuant to this Agreement shall be adjusted for all stock splits, combinations, reorganizations and similar events.

(c) Change of Control.  Upon the occurrence of a Change of Control: (i) the remainder of all Class B Units related to the Quarterly Equity Payments shall be issued to Seller immediately; (ii) the Class B Units to be issued as Earnout Payments shall be issued immediately in an amount equal to the applicable Change of Control Number; and (iii) all Class B Units shall be converted immediately into Parent Common Stock.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

In order to induce the Seller to enter into this Agreement and the other Transaction Documents (to the extent a party thereto), and to consummate the transactions contemplated hereby and thereby, the Buyer Parties hereby jointly and severally represent and warrant to the Company as follows:

4.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia. Inspira is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington, and each of Parent and Inspira has all requisite corporate or similar power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted.  Each of Miotech Parent and Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and each has all requisite corporate or similar power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted .

4.2 Authorization; Enforceability. Each of the Buyer Parties has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the Buyer Parties, and the consummation by the Buyer Parties of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or other action. This Agreement and the other Transaction Documents have been duly executed and delivered by Buyer Parties (to the extent a party thereto), and constitute the legal, valid and binding obligation of Buyer Parties (to the extent a party thereto), enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles ("Enforceability Exceptions").

4.3 No Violation or Conflict.  The execution and delivery of this Agreement and the other Transaction Documents (to the extent a party thereto) by the Buyer Parties and the consummation by the Buyer Parties of the transactions contemplated hereby and thereby, and compliance by the Buyer Parties with the provisions hereof and thereof: (a) do not and will not violate or conflict with any provision of Law or any provision of the Buyer Parties' Organizational Documents; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any Lien upon any property or assets of the Buyer Parties pursuant to any instrument or agreement to which any of the Buyer Parties is a party or by which the Buyer Parties or their respective properties may be bound or affected.

4.4 Capitalization.  As of February 18, 2022, there were 52,539,161 shares of Parent Common Stock, and 1,355,425 shares of Parent Class A Stock outstanding.  The securities to be issued or issuable to Seller under this Agreement and the other Transaction Documents have been duly authorized and reserved for issuance, and, upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by Parent other than restrictions on transfer provided for in this Agreement or the other Transaction Documents or applicable federal and state securities Laws.  Filing Parent will file all reports and other documents required under United States and Canadian securities laws and related regulations for as long as Seller owns any equity in the Buyer Parties.

4.5 SEC Reports. Parent has filed with the SEC all periodic reports and other documents required to be filed by it under the Exchange Act (collectively, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports were prepared in accordance with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 Brokers. None of the Buyer Parties has employed any financial advisor, broker or finder or incurred and will incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement, which would be payable by the Company or the Seller.

ARTICLE 5.
REPRESENTATIONS AND WARRANTIES OF THE SELLER

All references to the "Company" in this Agreement shall collectively include the Company, Zip Medical before the Zip Merger, and any subsidiaries thereof.  In order to induce the Buyer Parties to enter into this Agreement and the other Transaction Documents, and to consummate the transactions contemplated hereby and thereby, the Seller hereby represents and warrants to the Buyer Parties as follows, provided, that such representations and warranties shall be deemed to be qualified for purposes of this Agreement by the attached disclosure schedules (the "Company Disclosure Schedule"). Notwithstanding any other provision of this Agreement or such Company Disclosure Schedule, each exception set forth in the Company Disclosure Schedule shall be deemed to relate to and qualify other representations and warranties set forth in this Article 5 to the extent that it is readily apparent on the face of such disclosure that such information also qualifies such other representation and warranty.

5.1 Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Michigan and has all requisite power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified or licensed to do business, and is in good standing in each jurisdiction where the ownership, leasing, or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified, or in good standing or to have such power or authority when taken together with all other such failures, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.2 Authorization; Enforceability. The Company has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action as of the date hereof. This Agreement and the other Transaction Documents to which the Company is a party have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligation of the Company, enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

5.3 No Violation or Conflict. The execution and delivery of this Agreement and the other Transaction Documents (to the extent a party thereto) by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, and compliance by the Company with the provisions hereof and thereof: (a) do not and will not violate or conflict with any provision of Law or any provision of the Company's Organizational Documents (other than transfer restrictions contained in the Company's Organizational Documents which will be waived on or before Closing); and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any Lien upon any property or assets of the Company pursuant to any instrument or agreement to which the Company is a party or, to the Knowledge of the Company, by which the Company or its properties may be bound or affected.

5.4 Capitalization. The Company Interests represent 100% of the outstanding equity of the Company and are owned by Seller.  The Company Interests are free and clear of all Liens, preemptive rights, rights of first refusal, registration rights, limitations on voting rights, voting agreements, charges or other encumbrances, transfer restrictions, or agreements of any nature whatsoever, in each case to which the Company is a party or of which it has Knowledge. Since inception, the Company has not had any investment or equity interest in any Person.

5.5 Financial Statements.

(a) The Company has delivered to the Buyer Parties true and complete copies of (i) the unaudited consolidated balance sheet of the Company for the fiscal years ended December 31, 2020 and 2021 (the "Balance Sheet Date"),  (collectively, the "Financial Statements").

(b) Except as disclosed in Schedule 5.5(b), the Financial Statements: (i) have been prepared in accordance with the books of account and records of the Company ; (ii) fairly present in all material respects the consolidated financial condition of the Company and the results of its operations at the dates and for the periods specified in those statements, subject in the case of unaudited financial statements to normal year-end adjustments; and (iii) have been prepared in accordance with GAAP, applied on a consistent basis, except that the unaudited financial statements do not contain footnotes.

5.6 Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.6, the Company does not have any debts, Liabilities, commitments or obligations of any nature whatsoever, whether accrued, absolute, contingent or otherwise, of a type required to be reflected or reserved against on a balance sheet of the Company prepared in accordance with GAAP, other than as provided for in this Agreement or specifically disclosed and accrued for or reserved against in the Financial Statements or as incurred in the ordinary course of business since the date of the last balance sheet included in the Financial Statements. To the Knowledge of the Company, there is no basis for assertion against the Company of any such debt, Liability, commitment or obligation.

5.7 Accounts and Notes Receivable and Payable. The Company has delivered to the Buyer Parties a true and complete aged list of unpaid accounts and notes payable and receivable owing to and owed by the Company as of the Closing Date.  All of such accounts and notes receivable and payable constitute only bona fide, valid and binding claims arising in the ordinary course of the business, subject, to the Knowledge of the Company, with regard to receivables, to no valid defenses, counterclaims or rights of setoff.

5.8 List of Accounts. Set forth on Schedule 5.8 is (a) the name and address of each bank or other institution in which the Company maintains an account (cash, securities or other) or safe deposit box; (b) the name and phone number of the Company's contact person at such bank or institution; (c) the account number of the relevant account and a description of the type of account; and (d) the persons authorized to transact business in such accounts.

5.9 Title to Assets; Contracts.

(a) The Company has good and valid  title to, or a valid leasehold interest in, all real property and personal property, and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date.

(b) Schedule 5.9 sets forth a true, correct and complete list of all Contracts to which the Company or any of its Subsidiaries is a party and which call for annual payment of more than $10,000 to or by the Company, its Subsidiaries or to the Business. The Company has delivered to the Buyer Parties true, correct and complete copies of each such Contract. To the Knowledge of the Company, there are no material oral Contracts to which the Company or any of its Subsidiaries is a party.  Each such Contract is a legal, valid and binding obligation of the Company or its Subsidiary, as the case may be, enforceable against the Company or its Subsidiary, as the case may be, and, to the Knowledge of the Company, against the other parties to such Contract, in each case in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability), and is in full force and effect. To the Knowledge of the Company, each other party to each such Contract is in compliance with the terms of such Contract, and no material default or event of default by such other party thereto exists, other than non-compliance or default that would not reasonably be expected to have a Material Adverse Effect on the Company.

5.10 Absence of Litigation. There are no claims, actions, proceedings or investigations pending, or threatened against Company or its assets, and neither the Company nor its properties is subject to any order, writ, judgment, injunction, decree, determination or award.

5.11 Suppliers and Payors.  Schedule 5.11 sets forth the names and addresses of: (a) the ten (10) largest (based upon payments made by the Company) suppliers, vendors or other providers of goods or services for 2020 and 2021 (the "Material Suppliers") to the Company; and (b) ten (10) largest (by dollar amount) direct customers of the Company for 2020 and 2021 (the "Material Customers") as measured by the consolidated net revenues of the Company. Since January 1, 2020, other than arising out of the COVID-19 pandemic, (i) there has been no actual or threatened termination, limitation or adverse modification or change in the relationship with any Material Supplier or Material Customer, and, (ii) to the Knowledge of the Company, there exists no present or future condition or state of facts or circumstances involving Material Supplier or Material Customer, which the Company can now reasonably foresee would adversely affect the Business or the Company, or prevent the conduct of the Business after the Closing in substantially the same manner in which it has heretofore been conducted.

5.12 Governmental Authorizations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Company or its Affiliates in connection with the execution, delivery and performance of this Agreement other than the filing of the Certificate of Merger and Articles of Merger.

5.13 Books and Records. The books and records relating to the Company have been made available to the Buyer Parties and set forth in all respects all material transactions affecting the Company's properties Assets, and such books and records are complete and correct and do not contain or reflect any material inaccuracies or discrepancies and have been properly kept and maintained in a manner consistent with sound business practices.

5.14 Taxes.

(a) All material Tax Returns required to be filed by the Company for periods up to the Closing Date have been filed on or before the Closing Date. The Company is not the beneficiary of any extension of time within which to file any Tax Return.  All material Taxes due and owing by the Company (whether or not reflected on any Tax Return) have been timely and fully paid and there are no deficiencies for Taxes. No federal, state, local or non-U.S. Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company.  There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon any assets of the Company.  The Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement or arrangement.

(b) True, correct and complete copies of all Tax Returns, Tax examination reports and statements of deficiencies assessed against, or agreed to with respect to the Company with respect to taxable periods for which the applicable statute of limitations has not expired with the Internal Revenue Service or any other Tax authority have been made available to the Buyer Parties. The Company is not subject to any private letter ruling of, or closing agreement with, the Internal Revenue Service or comparable ruling or agreement of or with any other Tax authority.

5.15 Brokers. No broker, finder or investment banker is entitled to any brokerage, finders' or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

5.16 Employment Matters; Employee Benefit Plans.

(a) Schedule 5.16(a) contains a true and complete list of the following information for each employee of the Company (collectively, the "Employees"): name, job title, date of hire, current compensation paid or payable .  The Company is not a party to or bound by any collective bargaining agreement and has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has complied in all material respects with all Laws relating to employment matters.  The Company has not committed any unfair labor practice.  No organizational effort is presently being made or, to the Knowledge of the Company, threatened by or on behalf of any labor union with respect to the Employees.  All salaries, wages, commissions and other compensation and benefits payable to each employee and independent contractor of the Company have been accrued and paid by the Company when due for all periods through the Closing Date.  The Company has maintained and currently maintains insurance as required by applicable Law with respect to workers' compensation claims and unemployment benefits claims.  The execution, delivery and performance of this Agreement and the Merger will not trigger any severance payment obligations under any agreement or at Law.  Each Employee was hired in material compliance with the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder ("IRCA") and/or any other applicable immigration related Law and the Company is in material compliance with, and the Company has at all times complied with, in all material respects, all recordkeeping and other regulatory requirements under IRCA and/or any other applicable immigration related Law.  To the Knowledge of the Company, the Company has only employed individuals authorized to work in the United States. All of the Employees are U.S. citizens or U.S. lawful permanent residents.

(b) Set forth on Schedule 5.16(b) is a true and complete list of all Employee Benefit Plans providing benefits to any officer, Employee, retiree, former employee, or if applicable director or agent, of the Company or any of their dependents, survivors or beneficiaries to which the Company is a party, which is sponsored, maintained or contributed to by the Company or with respect to which the Company could incur material Liability under ERISA or the Code. Each Employee Benefit Plan complies in form and in operation in all material respects with the applicable requirements of any Law. No payment pursuant to any Employee Benefit Plan that is owed or may become due to any officer, director or agent of the Company or any Employee will be non-deductible to the Company or subject to any Taxes under Sections 280G or 4999 of the Code. The Company shall not be required to "gross up" or otherwise compensate any Person because of the imposition of any Taxes on a payment pursuant to an Employee Benefit Plan to such Person.

(c) Each Employee Benefit Plan which is intended to qualify under Sections 401(a) or 501(a) of the Code has received a favorable determination letter or, if applicable, is relying on a favorable determination letter or similar letter received by the prototype or volume submitter plan sponsor, and the related trusts have been determined to be exempt from taxation.  Seller has delivered to Purchaser a correct, accurate and complete copy of the most recent determination letter with respect to each Employee Benefit Plan and nothing has occurred since the date of such determination letter that would cause the loss of such qualification or exemption, and no assessment of any Taxes has been made or, to the Knowledge of the Company, is threatened against the Company, or any related trust of any Employee Benefit Plan on the basis of a failure of such qualification or exemption. The Transaction shall not result in the payment, vesting or acceleration of any benefit under any Employee Benefit Plan.  All costs of each Employee Benefit Plan which is subject to Title IV of ERISA have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices.

(d) No Employee Benefit Plan provides or promises post-retirement health or life benefits to current Employees or retirees of the Company beyond their retirement date or other termination of service, except as required by applicable Law.  All contributions which are due under the terms of each Employee Benefit Plan have been made by the due date thereof and all contributions for any period ending on or before the Closing Date which are not yet due have been paid or properly accrued in the Financial Statements in accordance with applicable Law and, to the extent not paid as of the Closing Date, will be accrued on the Closing Balance Sheet.  All premiums or other payments that are due for all periods ending on or before the Closing Date have been (or prior to the Closing Date will be) paid with respect to each Employee Benefit Plan.

(e) With respect to the Employee Benefit Plans, to the Knowledge of the Company, no event has occurred and, there exists no condition or set of circumstances, in connection with which the Company could be subject to any Liability (other than for routine claims for benefits in the ordinary course) under the terms of the Employee Benefit Plans, ERISA, the Code or any other applicable Law.  To the Knowledge of the Company, none of the Employee Benefit Plans are under investigation by the Internal Revenue Service or U.S. Department of Labor. No legal action, suit or claim is pending or, to the Knowledge of the Company, threatened, with respect to any Employee Benefit Plan (other than routine claims for benefits in the ordinary course), and no fact exists which could reasonably be expected to give rise to any such action, suit or claim.  No "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Benefit Plan.

(f) Each Employee Benefit Plan that is a "non-qualified deferred compensation plan" subject to Section 409A of the Code, has been operated in compliance with Section 409A of the Code and the guidance of the Internal Revenue Service provided thereunder.

5.17 Absence of Certain Business Practices. During the three (3) year period ending on the Closing Date,  neither the Company nor any of its officers nor any employees of the Company or agents of the Company acting on its behalf, nor Seller, directly or indirectly:  (i) has used or is using any funds for any illegal contribution, gift, entertainment or other unlawful expense relating to political activity in violation of applicable Law in any material respect; (ii) has used or is using any funds for any direct or indirect unlawful payment to any foreign or domestic Government Authority in violation of applicable Law in any material respect; (iii) has violated or is violating in any material respect any provision of, or any rule or regulation issued under, (A) the US Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., (B) the US Travel Act, 18 U.S.C. § 1952, (C) any Law enacted in any applicable jurisdiction in connection with, or arising under, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or (D) any other applicable Law that relates to bribery or corruption (collectively, "Anti-Bribery Laws"); (iv) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties in violation of applicable Law in any material respect; or (v) has made, offered to make, promised to make, ratified or authorized the payment or giving, directly or indirectly, of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment, gift or anything of value to a foreign or domestic Government Authority to secure or attempt to secure any improper business advantage (within the meaning of such term under any applicable Anti-Bribery Law) or to obtain or retain business in violation of applicable Law in any material respect.

5.18 Health Care Laws.

(a) The Company does not engage in any third-party billing.

(b) The Company and its directors, managers, officers, and employees, and to the Knowledge of the Company, independent contractors (with respect to such independent contractors' performance of services on behalf of the Company) are, and since January 1, 2019, have been conducting their businesses in compliance in all respects with all applicable Health Care Laws.

(c) There is no Action pending or, to the Knowledge of the Company, threatened with respect to the termination or suspension of the participation by the Company or any of their Licensed Personnel in any Government Health Care Program or any other Third-Party Payor program.  The Company is not and has not been, and the equityholders, managers, directors, officers, employees and contractors of the Company are not and have not been: (i) excluded, suspended or debarred from participation in any Government Health Care Program or other Third-Party Payor program; (ii) subject to a civil monetary penalty assessed under Section 1128A of the Social Security Act; (iii) listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; or (iv) convicted or indicted of, or charged with any violations of any Laws related to, fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, elder abuse, obstruction of an investigation, controlled substances, or any Government Health Care Program.  There is no basis for any such exclusion, suspension, debarment, penalty, conviction, indictment or charge.

5.19 Investment Representations and Warranties.

(a) Seller is an "accredited investor" within the meaning of the Securities Act and Rule 501(a) of Regulation D thereunder.  Seller understands that the Class B Units, and the shares of Parent Common Stock and Parent Class A Stock (the "Subject Securities") (or any security issuable in exchange therefor) are "restricted securities" within the meaning of Rule 144 under the Securities Act and are being acquired in a transaction not involving a public offering and that such securities may not be resold within the United States without registration under the Securities Act and registration or qualification under applicable state securities laws, except pursuant to an exemption from such registration. Seller understands that he may not be able to resell the Subject Securities (or any security issuable in exchange therefor) except in accordance with limited exemptions available under applicable Canadian (federal and provincial) securities laws and/or the Securities Act, the Exchange Act, and all rules and regulations promulgated thereunder and the applicable Securities Laws and exchange regulations, and that the Seller is solely responsible for (and the Buyer Parties are in no way responsible for) Seller's compliance with applicable resale restrictions. Seller acknowledges that no representation has been made by the Buyer Parties respecting the applicable hold periods imposed by Canadian securities laws and/or U.S. Securities Laws and exchange regulations or other resale restrictions applicable to the Subject Securities (or any security issuable in exchange therefor) which restrict the ability of the Seller to resell such securities, and the Seller will comply with all applicable Canadian securities laws and U.S. securities laws and exchange regulations concerning the purchase, holding and resale of the Subject Securities (or any security issuable in exchange therefor) and will not resell any such securities except in accordance with the provisions of applicable Canadian securities laws and U.S. securities laws;

(b) Seller agrees that if he decides to offer, sell or otherwise transfer the Subject Securities (or any security issuable in exchange therefor), he will not offer, sell or otherwise transfer any of such securities, directly or indirectly, unless:

(i) the transfer is outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable Canadian and local laws and regulations of the jurisdiction(s) in which such sale is made and exchange regulations, as applicable;

(ii) in accordance with Rule 144 of the Securities Act, if available, and in compliance with applicable state and Canadian securities laws and exchange regulations; or

(iii) the transfer is made in a transaction that does not require registration under the Securities Act or any applicable state securities laws and is made in compliance with applicable Canadian securities laws, and the Seller has prior to such transfer furnished an opinion of counsel of recognized standing or other evidence of exemption, in either case reasonably satisfactory to Miotech Parent.

(c) Seller understands and acknowledges that the certificates representing the Subject Securities (or any security issuable in exchange therefor) being issued hereunder, and each certificate issued in transfer thereof, will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATIONS UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT AND IS AVAILABLE FOR RESALE OF THE SECURITIES, OR (D) IN COMPLIANCE WITH ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, INCLUDING RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER FURTHER UNDERSTANDS AND AGREES THAT IN THE EVENT OF A TRANSFER PURSUANT TO THE FOREGOING CLAUSE (B) OR (D), THE ISSUER WILL REQUIRE A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. THE TRANSFER IS ALSO RESTRICTED PURSUANT TO AN AGREEMENT BETWEEN THE HOLDER AND THE ISSUER AND MAY BE SUBJECT TO FORFEITURE.

THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS PURSUANT TO AN AGREEMENT BETWEEN THE HOLDER AND THE ISSUER.

provided, that if any of the Subject Securities (or any security issuable in exchange therefor) is being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S promulgated under the Securities Act ("Regulation S") at a time when the Parent is a "foreign issuer", as defined in Rule 902(e) of Regulation S at the time of sale, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Parent and to the Parent, in such form as the Parent may prescribe from time to time, and, if requested by the Parent or the registrar and transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Parent and the registrar and transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided further, that if any of the Subject Securities is being sold pursuant to Rule 144 under the Securities Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Parent's registrar and transfer agent of an opinion satisfactory to the Parent and its registrar and transfer agent to the effect that the legend is no longer required under applicable requirements of the Securities Act or applicable state and Canadian securities laws.

(d) Seller acknowledges that he, she or it is able to protect his, her or its own interests, can bear the economic risk of an investment in the Subject Securities (or any security issuable in exchange therefor) and has such knowledge and experience in financial or business matters that Seller is capable of evaluating the merits and risks of the investment in the Subject Securities.

(e) Seller consents to the Parent or Miotech Parent making a notation on its records or giving instructions to any registrar and transfer agent for the Subject Securities (or any security issuable in exchange therefor) in order to implement the restrictions on transfer set forth and described herein.

(f) Seller understands and acknowledges that if Parent is ever deemed to be, or to have at any time previously been, an issuer with: (i) no or nominal operations and (ii) no or nominal assets other than cash and cash equivalents, Rule 144 under the Securities Act may be unavailable for resales of the Subject Securities, and that the Parent is not obligated to take, and has no present intention of the taking, any action to make Rule 144 available for resales of the Subject Securities.

(g) Seller understands and acknowledges that Parent (i) is not obligated to remain a "foreign issuer" (as defined in Rule 902(e) of Regulation S under the Securities Act); (ii) may not, at the time any of the Subject Securities (or any security deliverable or issuable in exchange therefor) is resold by Seller or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions that could cause the Parent not to be a foreign issuer. If the Parent is not a foreign issuer at the time of any transfer of the Subject Securities (or any security deliverable or issuable in exchange therefor) pursuant to Rule 904 of Regulation S under the Securities Act, the certificates representing such Subject Securities may continue to bear the legends referred to above.

(h) This Agreement is made with the Seller in reliance upon representations to the Buyer Parties under this Section, which by Seller's execution of this Agreement, he hereby confirms, that the Subject Securities to be received by Seller will be acquired for investment for his own account, not as a nominee or agent.  Seller has conducted his or her own due diligence in making a decision with respect to the Subject Securities, has been furnished all materials relating to the Buyer Parties and the Subject Securities (or any security deliverable or issuable in exchange therefor) which he, she or it has requested and has been afforded the opportunity to request any additional information necessary to evaluate an investment in the Subject Securities (or any security deliverable or issuable in exchange therefor). In making a decision with respect to the Subject Securities, Seller has not relied upon any representations and warranties or other information (whether written or oral) from the Buyer Parties, or any of their respective principals or any other person or entity acting as an agent therefor, and has relied solely on publicly available information regarding the Buyer Parties, the Subject Securities (or any security deliverable or issuable in exchange therefor), and his own knowledge of the Buyer Parties and the industries in which they operate.

5.20 Reorganization Matters.

(a) The Company currently conducts a "historic business" within the meaning of Treasury Regulations Section 1.368-1(d), and no assets of the Company have been sold, transferred, or otherwise disposed of that would prevent Miotech Parent and Merger Sub from continuing the "historic business" of the Company or from using a "significant portion" of the Company's "historic business assets" in a business following the Merger, as such terms are used in Treasury Regulations Section 1.368-1(d).

(b) Neither the Company nor any Person related to the Company within the meaning of Treasury Regulations Section 1.368-1(e)(3), (e)(4) and (e)(5) has redeemed, purchased or otherwise acquired, or made any distributions with respect to, the Company Interests prior to and in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

(c) The fair market value of the assets of the Company equals or exceeds the sum of (i) the amount of the liabilities of the Company assumed by Merger Sub, (ii) the amount of the liabilities, if any, to which the transferred assets of the Company are subject, and (iii) the amount of any money and the fair market value of any other property (other than stock permitted to be received under Section 354 of the Code without the recognition of gain) received by the Seller in connection with the Merger. The liabilities of the Company assumed by Merger Sub and the liabilities, if any, to which the transferred assets of the Company are subject, were incurred by the Company in the ordinary course of its business.

(d) The Company is not an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

(e) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(f) Except as specifically set forth in Section 10.10 of the Agreement, the Company will pay its expenses, if any, incurred in connection with the Merger, and the Company has not agreed to assume, and will not directly or indirectly assume, any expense or liability, whether fixed or contingent, of any member of the Company.

(g) There is no intercorporate indebtedness existing between the Company (or any other member of the Company's affiliated group, within the meaning of Section 1504 of the Code), on the one hand, and the Buyer Parties (or any other member of Parent's affiliated group, within the meaning of Section 1504 of the Code), on the other hand, that was issued, acquired, or will be settled at a discount.

(h) None of the compensation received (or to be received) by Seller, who also provides services to the Company, will be separate consideration for, or allocable to, any of such Person's Company Interests; none of the Subject Securities received by any such Person pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement or service arrangement; and the compensation paid to any such Person will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

5.21 Independent Investigation; No Reliance.  Seller has conducted its own independent investigation, review and analysis of the Buyer Parties and its business and operations and acknowledge that they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose.  Seller acknowledges and agrees that in making his decision to enter into this Agreement and to consummate the transactions contemplated hereby, Seller has relied solely upon his own investigation and the express representations and warranties of the Buyer Parties set forth in Article 4 of this Agreement (including related schedules thereto).

5.22 [Intentionally left blank.]

5.23 Intellectual Property.

(a) The Company or one of its Subsidiaries owns, licenses or otherwise possesses legally enforceable rights to use all trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, recipes, formulas, mixtures, inventory, ideas, algorithms, processes, computer software programs or applications, tangible or intangible proprietary information or material and other intellectual property that are currently used in, or material to, the Business (together, the "Company Intellectual Property").

(b) The Company has provided to the Buyer Parties true, correct and complete copies of all registered patents, trademarks and service marks owned by the Company or any Subsidiary and all licensed Company Intellectual Property that is material to the Business. All patents, registered trademarks, service marks and registered copyrights held by the Company and its Subsidiaries are validly issued and presently subsisting.

(c) To the Knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property, any trade secret material of the Company or any of its Subsidiaries, or any Third Party Intellectual Property Right to the extent licensed by or through the Company or any of its Subsidiaries, by any third party that is material to the Business. Neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any Company Intellectual Property, other than indemnification provisions arising in the ordinary course of business, such as those in purchase orders, invoices or similar sales-related documents.

(d) To the Knowledge of the Company, the provision of goods and services by the Company and its Subsidiaries as currently conducted and proposed to be conducted do not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

ARTICLE 6.
INDEMNIFICATION

6.1 Survival of the Representations and Warranties. The representations, warranties and covenants of each party set forth in this Agreement shall survive the Closing Date for a period of one (1) years, except that (a) the representations set forth in Sections 4.1 (Organization), 4.2 (Authorization; Enforceability), 4.4 (Capitalization), and 4.6 (Brokers) (collectively, the "Buyer Parties' Fundamental Representations"); and (b) the representations set forth in Sections 5.1 (Organization), 5.2 (Authorization; Enforceability), 5.4 (Capitalization), 5.15 (Taxes), 5.19 (Reorganization Matters), and 5.16 (Brokers) (collectively, the "Seller Fundamental Representations") shall survive until the expiration of the applicable statute of limitations.

6.2 Indemnification.

(a) Indemnification Obligations of Seller.  Subject to Sections 6.2(c), Seller agrees to indemnify and hold harmless the Buyer Parties and their Affiliates and their respective directors, managers, officers, employees and agents and representatives (collectively, the "Buyer Indemnitees") from, against and in respect to any and all Liabilities arising out of, resulting from, relating to, in the nature of,  caused by or in connection with : (i) any inaccuracy or breach of any representation or warranty made by the Company or Seller in this Agreement or in any Transaction Document to which the Company or the Seller is a party; (ii) any breach or nonfulfillment of any covenant, agreement or obligation of the Company or Seller in this Agreement or in any Transaction Document to which the Company or the Seller is a party, (iii) any action by any person asserting any ownership interest in or rights to the Company interests, the Business or to acquire any equity interest of the Company or any subsidiaries of the Company; (iv) any claims made by Seller or any prior member of the Company against any of the officers or managers of the Company, for breach of fiduciary duty (including Liabilities in respect of claims made against the Surviving Company or the Buyer Parties by such officers or managers for indemnification) in connection with the approval of the Agreement by the Seller; (v) any Indebtedness of the Company (other than Permitted Indebtedness) or any Transaction Expenses outstanding as of the Closing to the extent not deducted from the payments made at Closing pursuant to Article 3 hereof; (vi) any action arising from or related to any action or inaction of the Seller; or (vii) any Taxes of the Company related to any periods prior to the Closing Date.

(b) Indemnification Obligations of Buyer Parties.  Subject to Sections 6.2(c), the Buyer Parties shall, jointly and severally, indemnify and hold harmless Seller, the Company, and its managers, officers, employees and agents and representatives (the "Seller Indemnitees") from and against any and all Liabilities, arising out of, resulting from, relating to, in the nature of or caused by: (a) any inaccuracy or breach of any representation or warranty made by the Buyer Parties in this Agreement or in any Transaction Document to which any of the Buyer Parties is a party; or (b) any breach or nonfulfillment of any covenant, agreement or obligation of the Buyer Parties in this Agreement or in any Transaction Document to which any of the Purchaser Parties is a party.

(c) Limitations. No party shall be liable for any indemnification payment pursuant to this Section 6.2 unless and until such time as the total amount of all such Liabilities that have been directly or indirectly suffered or incurred by the Buyer Parties, or the Seller, as the case may be, exceeds $50,000 in the aggregate (the "Indemnity Basket"), and in such event such indemnified party shall be entitled to be indemnified against and compensated and reimbursed for the full amount of its Liability in excess of the Indemnity Basket. The Liabilities of the Buyer Parties, on the one hand, and the Seller, on the other hand, with respect to their respective indemnification obligations pursuant to this Section 6.2 shall be limited to, and shall in no event exceed, fifteen percent (15%) of the Merger Consideration (calculated as set forth on Schedule 3.2(e)) (the "Indemnity Cap"). Notwithstanding anything herein to the contrary, the Indemnity Basket and Indemnity Cap shall not apply with respect to any amounts payable for Liabilities in respect of breaches of Seller Fundamental Representations or Buyer Parties' Fundamental Representations, as applicable, or which result from fraud by the Indemnifying Party. Any Liabilities which are subject to indemnification hereunder shall be calculated net of (a) any reduction in Tax liability of the Indemnified Party or any of its Affiliates (including the Surviving Company) and (b) any insurance proceeds or other amounts under indemnification agreements received or receivable by the Indemnified Party on account of such Liabilities.  Further, Liabilities as between the Parties shall exclude all Special Damages.

(d) Indemnification Procedure as to Third Party Claims.  Promptly after a party entitled to indemnification under this Agreement (the "Indemnified Party") obtains knowledge of the commencement of any third party claim, action, suit or proceeding or of the occurrence of any event or the existence of any state of facts which may become the basis of a third party claim (any such claim, action, suit or proceeding or event or state of facts being hereinafter referred to in this Section 6.2 as a "Claim"), in respect of which such Indemnified Party is entitled to indemnification under this Agreement, such Indemnified Party shall notify the party required to indemnify the Indemnified Party in respect of such Claim (the "Indemnifying Party") of such Claim in writing; provided, however, that any failure to give notice (A) will not waive any rights of the Indemnified Party and (B) will not relieve the Indemnifying Party of its obligations as hereinafter provided in this Section 6.2 after such notice is given unless the Indemnifying Party is materially adversely affected thereby. With respect to any Claim as to which such notice is given, the Indemnifying Party will assume the defense of or otherwise settle such Claim with counsel reasonably satisfactory to the Indemnified Party and experienced in the conduct of Claims of that nature at the Indemnifying Party's expense; provided, however, that the Indemnified Party (1) shall be permitted to join the defense and settlement of such Claim and to employ counsel reasonably satisfactory to it at its expense, and (2) shall cooperate fully with the Indemnifying Party in the defense and any settlement of such Claim in any manner reasonably requested by the Indemnifying Party. The Indemnifying Party shall not make any settlement of any claims without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed unless the judgment or proposed settlement (i) includes an unconditional release of all liability of each Indemnified Party with respect to such Claim, (ii) involves only the payment of money damages that are fully covered by the Indemnifying Party and (iii) does not include any admission of wrongdoing. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnified Party or its Affiliates or their assets, employees or business.

(e) Prompt Payment; Tax Treatment of Indemnification Payments. With regard to claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party promptly upon demand by the Indemnified Party. All sums payable by either party as indemnification under this Section 6.2 shall constitute an adjustment of the Merger Consideration for Tax purposes and shall be treated as such by the parties hereto on their Tax Returns unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code. To the extent any sums payable hereunder shall fail to qualify as an adjustment of the Merger Consideration, such sums shall be paid free and clear of all deductions or withholdings (including any Taxes or governmental charges of any nature) unless the deduction or withholding is required by law, in which event or in the event the indemnified party shall incur any liability for Tax chargeable or assessable in respect of any such payment, the indemnifying party shall pay such additional amounts as shall be required to cause the net amount received by such indemnified party to equal the full amount which would otherwise have been received by it had no such deduction or withholding been made or no such liability for Taxes been incurred.

(f) Satisfaction Indemnity Claims of Buyer Parties. To the extent any amount is owed by the Seller to any Person entitled to indemnification pursuant to Section 6.2(a) of this Agreement, such amount will first be satisfied by offset against Class B Units from the Quarterly Equity Payments, calculated as set forth in Section 6.2(g). To the extent the Quarterly Equity Payments are insufficient to satisfy all such amounts owed, any excess may be satisfied by offset against the Subject Securities (calculated as set forth in Section 6.2(g), subject to the limitations in Sections 6.2(c).

(g) Calculation of Value of Subject Securities. For purposes of the satisfaction of any Indemnity Claims, the value of the Subject Securities shall be based on the VWAP per share of Parent Common Stock as reported by the TSXV for the twenty trading days immediately preceding the Closing Date.

(h) Mitigation.  Each Party will use its commercially reasonable efforts to mitigate the amount of Liabilities for which such Party is or may become entitled to be indemnified hereunder.

(i) Exclusive Remedy.  The Parties agree that, from and after the Closing, the sole and exclusive remedies of the Parties for any Liabilities based upon, arising out of or otherwise in respect of the matters set forth in this Agreement (other than for claims of, or causes of action arising from, fraud) are the indemnification obligations of the Parties set forth in this Article 6.  The provisions of this Section 6.2(i) will not, however, prevent or limit a cause of action under this Agreement to obtain an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

ARTICLE 7. ADDITIONAL AGREEMENTS

7.1 Confidentiality. The Seller acknowledges that the Intellectual Property and all other confidential or proprietary information with respect to the business and operations of the Company are valuable, special and unique. The Seller shall not, at any time after the Closing Date, disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any Intellectual Property, confidential or proprietary information with respect to the Company or the Buyer Parties, whether or not for the Seller's own benefit, without the prior written consent of the Buyer Parties, including without limitation, information as to the financial condition, results of operations, customers, suppliers, products, products under development, inventions, sources, leads or methods of obtaining new products or business, Intellectual Property, pricing methods or formulas, cost of supplies, marketing strategies or any other information relating to the Company or the Buyer Parties which could reasonably be regarded as confidential, but not including confidential or proprietary information (i) which is or shall become generally available to the public other than as a result of an unauthorized disclosure by the Seller or a Person to whom the Seller has provided such information, (ii) which is required to be disclosed by law or legal process, (iii) to fulfill the terms of this Agreement or any agreement executed in connection with this Agreement, (iv) to Seller's immediate family and advisors as to the financial aspects, and (v) in connection with a dispute involving this Agreement or any agreement executed in connection with this Agreement. The Seller acknowledges that the Buyer Parties would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of the Company and the Surviving Company.

7.2 Continuing Obligations. The restrictions set forth in Section 7.1 are considered by the Parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Company and the Buyer Parties. Each of the Buyer Parties and the Seller acknowledge that the Buyer Parties would be irreparably harmed and that monetary damages would not provide an adequate remedy to the Buyer Parties in the event the covenants contained in Section 7.1 were not complied with in accordance with their terms.

7.3 Tax Matters.

(a) For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code and the parties hereby shall treat the Merger consistent therewith for United States federal, state and other relevant Tax purposes (unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code), and shall use their respective reasonable best efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the income tax regulations promulgated under the Code. Furthermore, the parties hereto shall not take any action, and shall not permit or cause any Affiliate or any subsidiary to take any action or cause any action to be taken, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Merger, Miotech Parent will comply and cause the Surviving Company to comply with the record-keeping and information filing requirements of Treasury Regulations Section 1.368-3.

(b) The Surviving Company shall be responsible for all transfer Taxes.

(c) The Parties agree that (i) the Company's books shall be closed as of Closing Date; (ii) the net income (loss) from January 1, 2022 to the day before the Closing Date shall be allocated to Seller and all net income (loss) on and after the Closing Date shall be allocated to the Buyer Parties.

7.4 Preparation of Form 8-K. The Seller agrees to reasonably cooperate with the Parent in connection with (a) the preparation and filing by the Parent of a Current Report on Form 8-K disclosing the Closing (including any amendments thereto) and (2) the preparation and filing of any financial statements required to be included in such Current Report pursuant to Item 9.01(a) of Form 8-K.

7.5 AMEX Points.  The Buyer Parties agree that all points earned by the Company as of the Closing Date and all points earned by Seller after the Closing Date related to the Surviving Company shall be treated for all purposes as earned by and belonging sole to Seller.

7.6 Guaranty.  Parent and Inspira (collectively, "Guarantors"), jointly and severally, absolutely and unconditionally guarantee to Seller the full, prompt and punctual payment and performance of all obligations of the Buyer Parties set forth in (i) Article 3 of this Agreement, (ii) Section 6 of the Employment Agreement, (iii) Section 3.03 of the LLC Agreement, and (iv) the Contribution Agreement relating solely to the obligation of the Company to issue Class B Units to Seller, and the obligations of the Parent to issue Parent Class A Stock or Parent Common Shares (collectively, the "Guaranteed Obligations").  Guarantors' obligation under this Section 7.6 is a guarantee of payment and performance, and not merely a guarantee of collection.  If any of the Guaranteed Obligations are not paid or performed when due, Seller may proceed against either or both Guarantors for such payment or performance at any time, and without first proceeding or bringing an action against the Company or Miotech Parent.

ARTICLE 8.
CONDITIONS PRECEDENT TO OBLIGATIONS

8.1 Conditions to Obligations of the Buyer Parties. The obligations of the Buyer Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Buyer Parties' waiver, at or prior to the Closing, of each of the following conditions:

(a) Inspira shall have completed its due diligence investigation of the Company and its businesses, and shall, in its sole discretion, be satisfied with the results of such due diligence investigation.

(b) The representations and warranties of the Company contained in this Agreement, the Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(c) The Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(d) No Action shall have been commenced against any of the Buyer Parties or the Company, which would prevent the Closing.

(e) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(f) The Buyer Parties shall have received the consents, approvals, certifications and licenses necessary for the Merger and necessary operate the business of the Surviving Company after the Closing Date, including TSXV Approval.

(g) All approvals, consents and waivers that are listed in Schedule 8.1(g) shall have been received, and executed counterparts thereof shall have been delivered to the Buyer Parties at or prior to the Closing.

(h) From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(i) The Company shall have delivered each of the closing deliverables set forth in Section 2.3(a).

8.2 Conditions to Obligations of the Seller and the Company. The obligations of the Seller and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company's waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of the Buyer Parties contained in this Agreement, the Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b) The Buyer Parties shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by them prior to or on the Closing Date.

(c) No Action shall have been commenced against Seller or the Company, which would prevent the Closing.

(d) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(e) The Buyer Parties shall have delivered each of the closing deliverables set forth in Section 2.3(b).

ARTICLE 9.
TERMINATION, AMENDMENT AND WAIVER

9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Parties ;

(b) by the Buyer Parties by written notice to the Company and the Seller if:

(i) none of the Buyer Parties is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 8 and such breach, inaccuracy or failure has not been cured by the Company within ten days of the Company's receipt of written notice of such breach from the Buyer Parties; or

(ii) any of the conditions set forth in Section 8.1 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by March 15, 2022, unless such failure shall be due to the failure of the Buyer Parties to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c) by the Company or the Seller by written notice to the Buyer Parties if:

(i) the Company and the Seller are not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Buyer Parties pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 8 and such breach, inaccuracy or failure has not been cured by the Buyer Parties within ten (10) days of the Buyer Parties' receipt of written notice of such breach from the Company; or

(ii) any of the conditions set forth in Section 8.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by March 15, 2022, unless such failure shall be due to the failure of the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d) by either the Buyer Parties or the Company if there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

9.2 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a) as set forth in this Article 9, and Article 10 hereof; and

(b) that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

ARTICLE 10.  MISCELLANEOUS

10.1 Further Assurances. The Parties agree to deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement.

10.2 Publicity. The Parties agree to cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereby, subject to mutual agreement of the parties upon the text and the exact timing of any such press release or public announcement relating to the transactions contemplated by this Agreement. Nothing contained herein shall prevent any party from at any time furnishing any information to any governmental authority which it is by law or otherwise so obligated to disclose or from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations under applicable Law or the rules of the SEC or TSXV.

10.3 Assignment of Rights. The Company shall, without the payment of any additional consideration by the Buyer Parties, take all such actions as may be required to transfer all of its right, title and interest in and to all assets, Intellectual Property, contracts, agreements or other rights which are utilized by or for the benefit of the Company in the conduct of its respective business so as to ensure that all such rights, title and interest inure to the benefit of the Surviving Company.

10.4 Notices. All notices and other communications under this Agreement shall be in writing and deemed duly given, if delivered: (a) personally by hand or by a nationally recognized overnight courier service, when delivered at the address specified in this Section; (b) by United States certified or registered first class mail when delivered at the address specified in this Section, on the date appearing on the return receipt therefor; or (c) by electronic mail when such electronic mail is transmitted to the electronic mail address specified in this Section.  Addresses and electronic mail addresses (unless and until written notice is given of any other address or electronic mail address) for purposes of this Section are set forth below:

If to Seller or the Company before the Closing:

Kenneth M. Zisholz

_________________

And a copy to (which shall not constitute notice)

 Lowe Law Firm, PC

 2375 Woodlake Drive, Suite 380

 Okemos, MI 48864

 Attention:  Richard C. Lowe

 E-mail:  dlowe@lowelaw.net

If to the Buyer Parties (or the Company after Closing):

3330 Caminito Daniella

Del Mar, CA 92014

Attention: Les Cross, CEO

E-mail:  les@salonaglobal.com

10.5 Entire Agreement. This Agreement, its schedules and exhibits, contain every obligation and understanding between the parties relating to the subject matter hereof, merges all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein or therein.

10.6 Assignment.  No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed; provided Seller shall be permitted to assign Seller's rights pursuant to this Agreement to an estate planning trust without the prior consent of the other Parties.  No assignment shall relieve the assigning Party of any of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

10.7 Waiver and Amendment. This Agreement may be amended prior to the Effective Time only by an instrument in writing, duly authorized and executed by the Parties.  No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving.

10.8 No Third Party Beneficiaries. Except with respect to the Persons entitled to indemnification pursuant to Article 6, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

10.9 Severability.  In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

10.10 Expense.  Each Party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

10.11 Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

10.12 Counterparts.  This Agreement may be executed in any number of counterparts (including counterparts delivered by facsimile or in a *.pdf file), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10.13 Litigation; Prevailing Party. In the event of any litigation or arbitration with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

10.14 Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to seek equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

10.15 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

10.16 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the state and federal courts of the State of Delaware. The parties to this Agreement irrevocably, unconditionally, and expressly agree to submit to the jurisdiction of the courts of the State of Delaware for the purpose of resolving any dispute among the parties relating to this Agreement or the transactions contemplated hereby. The parties waive, to the fullest extent permitted by law, any objection to jurisdiction they may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or any judgment entered by any court in respect hereof brought in the State of Delaware, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Delaware has been brought in an inconvenient forum.

10.17 No Strict Constructions.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by all Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of  authorship of any provision of this Agreement.

10.18 Conflict Waiver.  LLF currently represents the Seller and the Company relating to the Agreement and other matters.  LLF has represented and will continue to represent the Seller on various legal matters after the Closing Date.  LLF has advised the Parties that this presents a conflict of interest.  The Buyer Parties acknowledge the existence of, and waive, any conflict of interest that might result from LLF's simultaneous representation of the Seller and the Company prior to Closing.  Furthermore, the Buyer Parties agree that (i) if there is ever a dispute between Seller and the Buyer Parties, Surviving Company or their Affiliates, LLF will be permitted to represent Seller; (ii) they will not seek or support disqualification of LLF from representing such Seller in such a dispute by or against the Buyer Parties, the Surviving Company or Buyer's Affiliates and (iii) they will not seek to obtain any privileged information from LLF about the Company, in its capacity as the its counsel, related to pre-Closing matters.

10.19 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders. The term "including" shall mean "including, but not limited to." The terms "all" and "each" will each be construed as meaning "all and each." The term "and/or" and the connectives "and" and "or" will be construed either disjunctively or conjunctively so that each term shall mean "and," "or" and "both 'and' and 'or'"). The term "document" means both a paper document and an electronically stored document.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

SALONA GLOBAL MEDICAL DEVICE CORPORATION By: /s/ Leslie Cross Name: Leslie Cross Title: President	MIO-GUARD LLC By: /s/ Kenneth M. Zisholz Name: Kenneth M. Zisholz Title: Manager
INSPIRA FINANCIAL COMPANY By: /s/ Leslie Cross Name: Leslie Cross Title: President	SELLER: /s/ Kenneth M. Zisholz Kenneth M. Zisholz
MIOTECH PARENT, LLC By: /s/ Leslie Cross Name: Leslie Cross Title: Authorized Signatory
MIOTECH MERGER SUBSIDIARY, LLC By: /s/ Leslie Cross Name: Leslie Cross Title: Authorized Signatory

[Signature Page to Agreement and Plan of Merger]

Schedules

to

Agreement and Plan of Merger

by and among

Salona Global Medical Device Corporation ("Parent"),

Inspira Financial Company ("Inspira"),

Miotech Parent, LLC ("Miotech Parent"),

Miotech Merger Subsidiary, LLC ("Merger Sub"),

Miotech, LLC ("Company"), and

Kenneth M. Zisholz ("Seller")

February 18, 2022

These Disclosure Schedules are part of the Agreement and Plan of Merger dated February 18, 2022 (the "Agreement"), among Salona Global Medical Device Corporation, a corporation incorporated under the laws of the Province of British Columbia, Canada (the "Parent"), Inspira Financial Company, a Washington corporation and wholly owned subsidiary of Parent ("Inspira"), Miotech Parent, LLC, a Delaware limited liability company wholly owned by Inspira ("Miotech Parent" ), Miotech Merger Subsidiary, LLC, a Delaware limited liability company wholly owned by Miotech Parent (the "Merger Sub" and together with Parent, Inspira and Miotech Parent, the "Buyer Parties"), Miotech, LLC, a Michigan limited liability (the "Company"), and Kenneth M. Zisholz (the "Seller" and together with the Buyer Parties and the Company, the "Parties"). Capitalized terms not otherwise defined in these Disclosure Schedules shall have the meanings given to them in the Agreement.

Schedule 1.1

Products sold in the Business

[REDACTED]

Schedule 3.2(e)

Adjustment for Final Indebtedness and Failure to Pay Final Transaction Expenses

1. For every $1.00 that the Final Indebtedness exceeds Permitted Indebtedness (the "Excess Indebtedness"), to the extent such Excess Indebtedness has not already been set off against the Closing Equity Payment pursuant to Section 3.2(b), Seller shall have ten (10) Business Days to pay such amount to the Company in cash. In the event Seller does not timely pay the remaining amount of Excess Indebtedness in full, the aggregate number of Class B Units issuable in respect of the next Quarterly Equity Payment shall be reduced by the equivalent $1.00 in Class B Units, calculated as set forth below.

2. In the event that the Surviving Company is liable for any Final Transaction Expenses, Seller shall have ten (10) Business Days to pay such Final Transaction Expenses to the Company in cash. In the event Seller does not timely pay the Final Transaction Expenses in full, the aggregate number of Class B Units issuable in respect of the next Quarterly Equity Payments shall be reduced by the equivalent of $1.00 in Class B Units for every $1.00 of Final Transaction Expenses for which Surviving Company or Buyer Parties pay or remain liable, calculated as set forth below.

3. For purposes of calculating the Merger Consideration and any reductions thereto pursuant Section 3.2(e), each Class B Unit, Parent Class A Stock and Parent Common Stock shall have a deemed value calculated based on the VWAP per share of Parent Common Stock as reported by the TSXV for the twenty trading days immediately preceding the Closing Date.

Schedule 3.3

Operating Principles

• Cash shall first be applied to pay in full all operating expenses of the Surviving Company payable to third parties unaffiliated with the Surviving Company or the Seller (the "Non-affiliated Expenses"), as determined by the Buyer Parties. The Buyer Parties agree that for this purpose the Real Estate Lease Agreement, shall be included in the definition of Non-Affiliated Expenses even though the Landlord is an affiliated party.

• At such time when there are no Non-affiliated Expenses due and payable by the Surviving Company, the Surviving Company may satisfy its obligations (i) under the Employment Agreement up to an aggregate annual amount of $120.000 (the "$120,000 Payment"), and (ii) any Working Capital Shortfall Loans made by Seller to cover any Working Capital Shortfall during the first six months after Closing ("Seller Loan Repayment").

• No cash of the Surviving Company will be delivered to Parent until the Loan Repayment and annual $120,000 Payment has been paid in full.

• Notwithstanding anything contained herein to the contrary, if the Surviving Company has a negative EBITDA at any time during the Earnout Period, any cash or other assets funded to the Surviving Company by any of the Buyer Parties must be repaid by the Surviving Company in full before any portion of the $120,000 Payment or the Seller Loan Repayment is paid.

Schedule 5.5(b)

Financial Statement Exceptions

None.

Schedule 5.6

Undisclosed Liabilities

1. Real Estate Lease.

2. EPICOR Software Corporation Agreement which is the Company's ordering, shipping and warehousing software

Schedule 5.8

Bank Account Information

[REDACTED]

Schedule 5.9

Contracts

1. Distributor Agreement, dated as of September 30, 2012, between DJO, LLC, Miotech Orthopedic Sales, LLC and Zip Medical Supplies, LLC.

2. Real Estate Lease

3. $750,000 Line of Credit with Mercantile Bank of Michigan due July 20, 2022. Present balance outstanding is $450,000.

4. EPICOR Software Corporation Agreement

Schedule 5.11

Customer and Supplier Information

[REDACTED]

Schedule 5.16(a)

Employees

[REDACTED]

Schedule 5.16(b)

Employee Benefit Plans

[REDACTED]

Schedule 8.1(g)

Seller Approvals and Consents

1. The Company and the Surviving Company shall have received a new or amended line of credit with Mercantile Bank which will be effective on or before the Closing of the Merger.

EXHIBITS

Exhibit A	Form of Amended and Restated Limited Liability Company Operating Agreement of Miotech Merger Subsidiary, LLC

Exhibit B	Real Estate Lease

Exhibit C	Form of Employment Agreement

EXHIBIT A

FORM OF AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MIOTECH MERGER SUBSIDIARY, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of MIOTECH MERGER SUBSIDIARY, LLC, a Delaware limited liability company (the "Company"), is entered into as of ________, 2022 by and among MIOTECH PARENT, LLC, a Delaware limited liability company ("Miotech Parent") and KENNETH M. ZISHOLZ ("Seller" and, along with Miotech Parent, collectively, the "Members"). Capitalized terms not otherwise defined in this Agreement shall have the respective meanings specified in Section 1.02.

RECITALS

A. The Company was formed under the laws of the State of Delaware by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware (the "Secretary of State") on February 16, 2022 (the "Certificate of Formation"), and Miotech Parent, as sole member of the Company, entered into that certain Operating Agreement of the Company dated as of February 16, 2022 (the "Original Operating Agreement").

B. As of the date hereof, the Members desire to recapitalize the Company to, among other things, provide for two classes of Membership Interests and otherwise amend, restate and supersede the Original Operating Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

RECITALS; DEFINITIONS

Section 1.01 Recitals. The above Recitals are true and correct and are incorporated by reference into this Agreement.

Section 1.02 Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 1.02:

"Affiliate" means, with respect to any Person (a) that is not an individual, any other Person that, directly or indirectly (including through one or more intermediaries), (i) controls, is controlled by, or is under common control with, such Person, or (ii) is an officer, director, managing member, manager, general partner, or trustee of such Person or of which such Person is an officer, director, managing member, manager, general partner, or trustee; or (b) that is an individual, (i) the Family Members of such individual and any trust for the benefit of such individual or his or her Family Member, and (ii) any Person other than an individual that, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, any of the foregoing individuals or trusts referenced in this clause (b). For purposes of this definition, "control", when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract, or otherwise; provided, however, that a Person that, directly or indirectly, owns or controls 10% or more of any voting securities, partnership, or other interests that provide the ability to cause the direction of the management and policies of a Person shall be deemed to control such Person); and the terms "controlling" and "controlled" shall have correlative meanings.

"Agreement" means this Amended and Restated Limited Liability Company Agreement, as executed and as it may be amended, modified, supplemented, or restated from time to time, as provided herein.

"Applicable Law" means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory, or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

"Arrangement" means an arrangement under the Business Corporations Act (British Columbia) pursuant to which a person and its associates will acquire 50% or more of the issued and outstanding capital of Parent.

"Bankruptcy" means, with respect to a Member, the occurrence of any of the following: (a) the filing of an application by such Member for, or a consent to, the appointment of a trustee of such Member's assets; (b) the filing by such Member of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing such Member's inability to pay such Member's debts as they come due; (c) the making by such Member of a general assignment for the benefit of such Member's creditors; (d) the filing by such Member of an answer admitting the material allegations of, or such Member's consenting to, or defaulting in answering a bankruptcy petition filed against such Member in any bankruptcy proceeding; or (e) the expiration of sixty (60) days following the entry of an order, judgment, or decree by any court of competent jurisdiction adjudicating such Member a bankrupt or appointing a trustee of such Member's assets.

"Business" has the meaning set forth in Section 2.05.

"Business Day" means a day other than a Saturday, Sunday, or other day on which commercial banks in the City of New York are authorized or required to close.

"Capital Contribution" means, for any Member, the total amount of cash and cash equivalents and the book value of any property contributed to the Company by such Member.

"Certificate of Formation" has the meaning set forth in the Recitals.

"Class A Member" means a Member that holds Class A Units.

"Class A Units" means the Units having any privileges, preference, duties, liabilities, obligations, and rights that are specified with respect to "Class A Units" in this Agreement.

"Call Option" has the meaning set forth in Section 3.04.

"Change of Control" means: (A) a Takeover Bid is made in respect of the shares of Parent and both of the following have occurred: (1) the holders of at least 50% of the shares in respect of which the Takeover Bid is made that are not subject to escrow have accepted the offer made under the Takeover Bid; and (2) the Takeover Bid becomes unconditional; (B) an Arrangement is proposed in respect of Parent and both of the following have occurred: (1) the Arrangement has become unconditional; and (2) the Arrangement has been approved by the court for implementation; (C) the acquisition of voting securities of Parent or any reorganization, amalgamation, merger, consolidation or share exchange in a single transaction (or series of related transactions) as a result of which the holders of the voting securities of Parent prior to the transaction (or series of related transactions) hold, immediately after such transaction (or series of related transactions), directly or indirectly, securities to which are attached 50% or less of the voting power with respect to Parent; or (D) a single transaction (or series of related transactions) resulting in the acquisition of Parent by another entity that results in the sale of all or substantially all of the assets of Parent.

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"Class B Member" means a Member that holds Class B Units.

"Class B Units" means the Units having any privileges, preference, duties, liabilities, obligations, and rights that are specified with respect to "Class B Units" in this Agreement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" has the meaning set forth in the Preamble.

"Confidential Information" has the meaning set forth in Section 11.01.

"Contribution Agreement" has the meaning set forth in the Recitals.

"Covered Person" shall mean each (i) Member; (ii) officer, manager, director, member, stockholder, general partner, employee, agent, or representative of a Member, and each of their controlling Affiliates; and (iii) manager, Officer, employee, agent, or representative of the Company.

"Delaware Act" means the Delaware Limited Liability Company Act, Title 6, Chapter 18, §§ 18- 101, et seq.

"Distribution" means a distribution made by the Company to a Member, whether in cash, property, or securities of the Company and whether by liquidating distribution or otherwise; provided, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Units; (b) any recapitalization or exchange of securities of the Company; or (c) any subdivision (by a split of Units or otherwise) or any combination (by a reverse split of Units or otherwise) of any outstanding Units; or (d) any fees or remuneration paid to any Member in such Member's capacity as a service provider for the Company. "Distribute" when used as a verb shall have a correlative meaning.

"Earnout Class B Units" means any Class B Units issued to the Class B Member as an Earnout Payment(s).

"Earnout Payments" has the meaning set forth in the Merger Agreement.

"Electronic Transmission" means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

"Exchange Agreement" has the meaning set forth in Section 3.03(a).

"Expiration Date" has the meaning set forth in Section 3.04.

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"Family Members" means, with respect to any Member that is an individual, to (i) the individual, (ii) the individual's Spouse, (iii) any other natural Person who is related to the individual or the individual's Spouse within the second degree and (iv) any other natural Person who resides with such individual.

"Fiscal Year" means the calendar year, unless the Company is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

"Governmental Authority" means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.

"Inspira" means Inspira Financial Company, a Washington corporation wholly owned by Parent

"Losses" has the meaning set forth in Section 10.02(a).

"Manager" means, initially, Pan Novus Hospital Sales Group, LLC, a Delaware limited liability company wholly owned by Inspira, or such other Person as may become the Manager pursuant to the terms of this Agreement.

"Marital Relationship" means a civil union, domestic partnership, marriage, or any other similar relationship that is legally recognized in any jurisdiction.

"Member" means (a) each initial Member; and (b) each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Delaware Act, in each case so long as such Person is shown on the Company's books and records as the owner of one or more Units. The Members shall constitute the "members" (as that term is defined in the Delaware Act) of the Company.

"Members Schedule" has the meaning set forth in Section 3.01.

"Membership Interest" means an interest in the Company owned by a Member, including such Member's right (based on the type, class, or series of Unit or Units held by such Member), as applicable, to (a) such Member's Distributive share of Net Income, Net Losses, and other items of income, gain, loss, and deduction of the Company; (b) such Member's Distributive share of the assets of the Company; (c) vote on, consent to, or otherwise participate in any decision of the Members as provided in this Agreement; and (d) any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act.

"Merger Agreement" means that certain Agreement and Plan of Merger dated as of February 18, 2022 by and among the Company, Parent, Inspira, Miotech Parent, LLC, a Delaware limited liability company and wholly owned subsidiary of Inspira, Miotech LLC, a Michigan limited liability company, and Kenneth M. Zisholz.

"Officers" has the meaning set forth in Section 6.02.

"Option Notice" has the meaning set forth in Section 3.04(a).

"Original Operating Agreement" has the meaning set forth in the Recitals.

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"Parent" means Salona Global Medical Device Corporation, a corporation incorporated under the laws of the Province of British Columbia.

"Parent Special Shares" means the Class "A" common shares of Parent.

"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

"Representative" means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

"Revenue" means, for any period of determination, the sum of the following for such period: (a) the amounts invoiced and recognized as revenue in accordance with GAAP by the Company with respect to the sale of its products and services to third parties by the Company, (b) the amounts invoiced and recognized as revenue in accordance with GAAP by the Company, from third parties with respect to the sale, distribution or other use of Company's products and services by such third parties in connection with any marketing, royalty, manufacturing, co-promotion, co-development, equity investment, cost sharing or other strategic arrangements, and (c) any collections in respect of write-offs or allowances for bad debts in respect of items described in the preceding clauses (a) and (b). For purposes of prevention of duplication, "Revenue" shall not include amounts invoiced by distributors, wholesalers or other Persons acting in similar capacities.

"Secretary of State" has the meaning set forth in the Recitals.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Seller" has the meaning set forth in the Preamble.

"Spousal Consent" has the meaning set forth in Section 11.18.

"Spouse" means a spouse, a party to a civil union, a domestic partner, a same-sex spouse or partner, or any individual in a Marital Relationship with a Member.

"Takeover Bid" has the meaning ascribed thereto in the Securities Act (British Columbia), as amended.

"Termination Event" has the meaning set forth in Section 3.03(c).

"Transfer" means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate, or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation, or similar disposition of, any Units owned by a Person or any interest (including a beneficial interest) in any Units owned by a Person. "Transfer" when used as a noun shall have a correlative meaning. "Transferor" and "Transferee" mean a Person who makes or receives a Transfer, respectively.

"Unit" means a unit representing a fractional part of the Membership Interests of the Members and shall include all types, classes, and series of Units issued hereunder, including the Class A Units, the Class B Units; provided, that any type, class, or series of Unit shall have the privileges, preference, duties, liabilities, obligations, and rights set forth in this Agreement with respect to such type, class, or series of Unit and the Membership Interests represented by such type, class, or series of Unit shall be determined in accordance with such privileges, preference, duties, liabilities, obligations, and rights.

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Section 1.03 Interpretation. For purposes of this Agreement, (a) the words "include," "includes," and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

ARTICLE II

ORGANIZATION

Section 2.01 Formation. The Company was formed on February 16, 2022, pursuant to the provisions of the Delaware Act, upon the filing of the Certificate of Formation with the Secretary of State. This Agreement shall constitute the "limited liability company agreement" (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations, and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations, and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

Section 2.02 Name. The name of the Company is "Miotech Merger Subsidiary, LLC" or such other name or names as the Manager may from time to time designate and file with the Secretary of State in accordance with the Delaware Act.

Section 2.03 Principal Office. The principal office of the Company is located at 3330 Caminito Daniella, Del Mar, CA 92014, or such other place as may from time to time be determined by the Manager. The Manager shall give prompt notice of any such change to each of the Members.

Section 2.04 Registered Office; Registered Agent. The registered office of the Company shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by the Delaware Act and Applicable Law.

Section 2.05 Purpose; Powers. The purpose of the Company is to engage in (i) the sale of medical products (the "Business") and any and all other activities as may be determined by the Manager, to the extent that the same may be lawfully exercised by limited liability companies under the Delaware Act; and (ii) any and all lawful activities necessary or incidental thereto. The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the Delaware Act.

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Section 2.06 Term. The term of the Company commenced on the date the Certificate of Formation was filed with the Secretary of State and shall continue in existence perpetually until the Company is dissolved in accordance with the provisions of this Agreement.

ARTICLE III

MEMBERSHIP INTERESTS; UNITS

Section 3.01 Membership Interests; Units. The Membership Interests of the Members shall be represented by issued and outstanding Units, which are divided into classes as set forth in Section 3.02. Each class of Units shall have the privileges, preference, duties, liabilities, obligations and rights, including voting rights, if any, set forth in this Agreement with respect to such class. The names and addresses of the Members of the Company, the number of units each of the Members owns and other information regarding the Members is listed on Schedule A, as from time to time amended and supplemented in accordance with this Agreement (the "Members Schedule").

Section 3.02 Classes of Units. The Company shall have two classes of Units: designated as "Class A Units" and "Class B Units," as follows:

(a) Class A Units. Class A Units shall receive all Company allocations and Distributions and be the only class of Units to have voting rights, with each Class A Unit having one (1) vote per Class A Unit.

(b) Class B Units. Class B Units are non-voting, and have no right to receive Company allocations or Distributions. For the avoidance of doubt, Class B Units have no rights other than as set forth in Section 3.03 and Section 3.04. Any and all other rights otherwise attributable to membership interests are hereby waived to the extent permitted by the Delaware Act and Delaware law generally.

Section 3.03 Exchange Rights.

(a) Commencing on the date which is one (1) year from the date of issuance thereof, and subject to Section 3.03(b), each Class B Unit entitles the Class B Member to elect to contribute such Class B Unit to Parent in exchange for one (1) Parent Special Share, pursuant to the terms of that certain Contribution and Exchange Agreement of even date herewith, a copy of which is attached hereto and incorporated by reference hereby as Exhibit A to this Agreement (the "Exchange Agreement").

(b) Notwithstanding anything contained herein to the contrary, any Parent Special Shares issuable to the Class B Member in exchange for Class B Units pursuant to Section 3.03(a) may be satisfied by Parent, within its sole and absolute discretion, causing to be delivered to the Class B Member in lieu thereof the same number of Listed Shares (as such term is defined in the Exchange Agreement), subject to the terms of the Exchange Agreement.

(c) Notwithstanding anything contained herein to the contrary, the exchange rights set forth herein and in the Exchange Agreement shall terminate and shall be of no further force or effect for the Earnout Class B Units issued to the Class B Member in respect of the Earnout Payments (as defined in the Merger Agreement) upon the termination of Seller's engagement as an officer of the Company for Cause (as defined in the Employment Agreement between Seller and the Company) or upon the voluntary resignation of Seller as an officer of the Company (a "Termination Event").

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Section 3.04 Call Option.

(a) Upon the earlier to occur of (i) a Termination Event; (ii) a Change of Control of either the Company or the Parent; or (iii) five (5) years from the date hereof (the "Expiration Date"), the Parent and/or the Company shall have the option, but not the obligation, to purchase all or a portion of the Class B Units held by the Class B Member (the "Call Option"). The Company shall provide the Class B Member ten (10) days prior written notice to of its election to exercise the Call Option (the "Option Notice").

(b) The purchase price to be paid by the Company for Class B Units in connection with the Company's exercise of the Call Option shall be: (i) $0.01 per Unit for any Earnout Class B Units called in connection with a Termination Event; (ii) $0.01 per Unit for any Class B Units called after the Expiration Date; and (iii) $.01 per Unit for any Class B Units called in connection with a Change of Control. The Company shall pay the relevant purchase price to the Class B Member by delivery of cash or immediately available funds within thirty (30) days thereafter.

(c) Each Class B Unit acquired by the Company pursuant to this Section 3.04 shall be automatically converted into one (1) Class A Unit.

Section 3.05 Certification of Units. The Manager in its sole discretion may, but shall not be required to, issue certificates to the Members representing the Units held by such Members. In the event that the Manager shall issue certificates representing Units, then in addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Units shall bear a legend substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT AMONG ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

Section 3.06 Restrictions on Parent Special Shares. Each of the Members acknowledges that the Parent Special Shares issuable upon conversion of the Class B Units are "restricted securities," as such term is defined under the Securities Act. Each of the Members agrees not to attempt to pledge, transfer, convey or otherwise dispose of such shares except in a transaction that is the subject of either: (i) an effective registration statement under the Securities Act, and any applicable state securities laws; or (ii) an opinion of counsel rendered by legal counsel satisfactory to the Company, which opinion of counsel shall be satisfactory to the Company, to the effect that such registration is not required. Each of the Members consents to the placement of a legend on the Parent Special Shares issuable upon the exchange of the Class B Units pursuant to this Agreement stating that the shares represented by the certificate have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

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Section 3.07 No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law, or expressly in this Agreement, no Member will be obligated personally for any debt, obligation, or liability of the Company or other Members, whether arising in contract, tort, or otherwise, solely by reason of being a Member.

Section 3.08 No Withdrawal. A Member shall not cease to be a Member as a result of the Bankruptcy of such Member or as a result of any other events specified in § 18-304 of the Delaware Act. So long as a Member continues to hold any Units, such Member shall not have the ability to withdraw or resign as a Member prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to hold any Units, such Person shall no longer be a Member.

ARTICLE IV

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 4.01 Initial Capital Contributions. Concurrently with the execution of this Agreement, each of the Members (a) has been admitted to the Company as a member; and (b) is deemed to own the number and class of Units, in each case in the amounts set forth opposite such Member's name, on the Members Schedule as in effect on the date hereof.

Section 4.02 Additional Capital Contributions.

(a) No Member shall be required to make any additional Capital Contributions to the Company. Any future Capital Contributions made by any Member shall only be made with the approval of the Manager, and in connection with an issuance of Units made in compliance with this Agreement.

(b) No Member shall be required to lend any funds to the Company and no Member shall have any personal liability for the payment or repayment of any Capital Contribution by or to any other Member.

ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS

Section 5.01 Allocation of Net Income and Net Loss. For each Fiscal Year (or portion thereof), all items of income, gain, loss, deduction and credit shall be allocated to the Class A Member. Only Class A Units shall have the right to allocations under this Agreement.

Section 5.02 Distributions. All Distributions shall be made and paid to the Class A Member at such time and in such amounts as the Manager may determine. Only Class A Units shall have the right to receive Distributions from the Company.

ARTICLE VI

MANAGEMENT

Section 6.01 Management of the Company. The business and affairs of the Company shall be managed by the Manager. Subject to the provisions of this Agreement, the Manager shall have full and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company, and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company. The actions of the Manager taken in accordance with the provisions of this Agreement shall bind the Company. No Member of the Company shall have any authority or right to act on behalf of or bind the Company, unless otherwise provided herein or specifically authorized by the Manager pursuant to a written resolution expressly authorizing such action duly adopted by the Manager.

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Section 6.02 Officers. The Manager may appoint individuals as officers of the Company (the "Officers") as it deems necessary or desirable to carry on the business of the Company and the Manager may delegate to such Officers such power and authority as the Manager deems advisable. No Officer need be a Member of the Company. Any individual may hold two or more offices of the Company. Each Officer shall hold office until his or her successor is designated by the Manager or until his or her earlier death, resignation, or removal. Any Officer may resign at any time on written notice to the Manager. Any Officer may be removed by the Manager with or without cause at any time. A vacancy in any office occurring because of death, resignation, removal, or otherwise, may, but need not, be filled by the Manager.

Section 6.03 Removal, Resignation, Replacement of Manager. The Manager may be removed at any time, with or without cause, by the Class A Member. If the Manager resigns, is, or otherwise ceases to be Manager, the Class A Member shall appoint a successor Manager.

Section 6.04 No Personal Liability. Except as otherwise provided in the Delaware Act, or expressly in this Agreement, no Manager will be obligated personally for any debt, obligation, or liability of the Company, whether arising in contract, tort, or otherwise, solely by reason of being Manager.

ARTICLE VII

TRANSFER

Section 7.01 General Restrictions on Transfer.

(a) No Member shall Transfer any Units except with the prior written consent of the Manager, other than a Transfer contemplated by this Agreement or the Exchange Agreement. No Transfer of Units to a Person not already a Member of the Company shall be deemed completed until the prospective Transferee is admitted as a Member of the Company in accordance with this Agreement.

(b) Any Transfer or attempted Transfer of any Units in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company's books, and the purported Transferee in any such Transfer shall not be treated (and the purported Transferor shall continue to be treated) as the owner of such Units for all purposes of this Agreement.

(c) For the avoidance of doubt, any approved Transfer of Units and purporting to be a sale, transfer, assignment, or other disposal of the entire Membership Interest represented by such Units, inclusive of all the rights and benefits applicable to such Membership Interest as described in the definition of the term "Membership Interest," shall be deemed a sale, transfer, assignment, or other disposal of such Membership Interest in its entirety as intended by the parties to such Transfer, and shall not be deemed a sale, transfer, assignment, or other disposal of any less than all of the rights and benefits described in the definition of the term "Membership Interest," unless otherwise explicitly agreed to by the parties to such Transfer.

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ARTICLE VIII

ACCOUNTING; TAX MATTERS

Section 8.01 Tax Returns. At the expense of the Company, the Manager (or any Officer that it may designate pursuant to Section 6.02) shall cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company owns property or does business. As soon as reasonably possible after the end of each Fiscal Year, the Manager or designated Officer will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, IRS Schedule K-1 to Form 1065 and such other information with respect to the Company as may be necessary for the preparation of such Person's federal, state, and local income tax returns for such Fiscal Year.

Section 8.02 Company Funds. All funds of the Company shall be deposited in its name in such checking, savings, or other accounts, or held in its name in the form of such other investments as shall be designated by the Manager. The funds of the Company shall not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such Officer or Officers as the Manager may designate.

ARTICLE IX

DISSOLUTION AND LIQUIDATION

Section 9.01 Events of Dissolution. The Company shall be dissolved, and its affairs wound up only upon the occurrence of any of the following events:

(a) An election to dissolve the Company made by the Manager and the Class A Member;

(b) The sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all the assets of the Company; or

(c) The entry of a decree of judicial dissolution under §18-802 of the Delaware Act.

Section 9.02 Effectiveness of Dissolution. Dissolution of the Company shall be effective on the day on which the event described in Section 9.01 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been Distributed, and the Certificate of Formation shall have been cancelled.

ARTICLE X

EXCULPATION AND INDEMNIFICATION

Section 10.01 Limitation of Liability. Except as otherwise provided by the Delaware Act, the debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for any debts, liabilities, or obligations of the Company. Except as otherwise expressly required by law, the Members, in such Member's capacity as such, shall have no liability in excess of (a) the amount of such Member's net Capital Contributions; (b) such Member's share of any assets and undistributed profits of the Company; and (c) the amount of any distributions required to be returned pursuant to the Delaware Act.

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Section 10.02 Indemnification.

(a) To the fullest extent permitted by the Delaware Act, as the same now exists or may hereafter be amended, substituted, or replaced (but, in the case of any such amendment, substitution, or replacement only to the extent that such amendment, substitution, or replacement permits the Company to provide broader indemnification rights than the Delaware Act permitted the Company to provide prior to such amendment, substitution, or replacement), the Company shall indemnify, hold harmless, defend, pay, and reimburse any Covered Person from and against any and all losses, claims, damages, judgments, fines, or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines, or liabilities, and any amounts expended in settlement of any claims (collectively, "Losses") to which such Covered Person may become subject by reason of:

(i) Any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company in connection with the business of the Company; or

(ii) The fact that such Covered Person is or was acting in connection with the business of the Company as a manager, officer, employee, or agent of the Company or that such Covered Person is or was serving at the request of the Company as a manager, director, officer, employee, or agent of any other Person;

provided, that (x) such Covered Person acted in good faith and in a manner believed by such Covered Person to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his, her, or its conduct was unlawful, and (y) such Covered Person's conduct did not constitute fraud, gross negligence, willful misconduct, or a material breach by such Covered Person of any of such Covered Person's or his, her, or its Affiliates' agreements contained herein or in any other agreements with the Company, in either case as determined by a final, non- appealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such Covered Person's conduct was unlawful, or that the Covered Person's conduct constituted fraud, gross negligence, willful misconduct, or a material breach by such Covered Person of any of such Covered Person's or his, her, or its Affiliates' agreements contained herein or in any other agreements with the Company.

Section 10.03 Advancement. To the fullest extent permitted by Applicable Law, expenses (including reasonable legal fees and expenses) incurred by a Covered Person in connection with investigating, preparing to defend, or defending any claim relating to any Losses for which such Covered Person may be entitled to be indemnified pursuant to Section 10.02(a) shall, from time to time, be advanced by the Company prior to a final, non-appealable determination of a court of competent that, in respect of such matter, such Covered Person is not entitled to indemnification for such Losses; provided, however, that the Covered Person shall have provided to the Company (i) written affirmation of such Covered Person's good faith belief that he, she, or it has met the standard of conduct necessary for indemnification for such Losses under Section 10.02(a); and (ii) an undertaking to repay all such advanced amounts if it shall ultimately be determined that the Covered Person is not entitled to such indemnification.

Section 10.04 Entitlement to Indemnity. The indemnification provided by Section 10.02 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement or otherwise. The provisions of Section 10.02 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under Section 10.02 and shall inure to the benefit of the executors, administrators, legatees, and distributees of such Covered Person.

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Section 10.05 Survival. The provisions of this ARTICLE X shall survive the dissolution, liquidation, winding up, and termination of the Company.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Confidentiality. Each Member shall, and shall cause each of his, her, or its Affiliates to, maintain, at all times (including after any time that such Member ceases to be a Member), the confidentiality of all information furnished to such Member pertaining to the Company ("Confidential Information"), other than information that such Member can demonstrate (a) is or becomes generally available to the public other than as a result of a disclosure by such Member or his, her, or its Affiliates; (b) becomes available to such Member or any of his, her, or its Representatives on a non-confidential basis from a third party who is not known by such Member to be prohibited by any obligation of confidentiality owed to the Company from transmitting the information to such Member; or (c) was already in the possession of such Member prior to his, her, or its becoming a Member; provided, however, that the prohibitions set forth in this Section 11.01 shall not prohibit disclosure of Confidential Information (A) as is required to be disclosed by a court of competent jurisdiction, administrative body, or governmental body or by subpoena, summons, or legal process, or by Applicable Law; provided that, to the extent permitted by Applicable Law, the Member required to make such disclosure shall provide to the Manager prompt notice of such disclosure if permissible; (B) to fulfill obligations under another agreement with Company; and (C) in connection with any dispute involving this Agreement.

Section 11.02 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 11.03 Further Assurances. Each Member shall execute all such certificates and other documents and do all such filing, recording, publishing, and other acts as the Manager deems necessary or appropriate to comply with the requirements of the Delaware Act and Applicable Law generally, relating to the formation and operation of the Company and the acquisition, operation, or holding of its property.

Section 11.04 Notices. All notices and other communications under this Agreement shall be in writing and deemed duly given, if delivered: (a) personally by hand or by a nationally recognized overnight courier ser-vice, when delivered at the address specified in this Section; (b) by United States certified or registered first class mail when delivered at the address specified in this Section, on the date appearing on the return receipt therefor; or (c) by electronic mail when such electronic mail is transmitted to the electronic mail address specified in this Section. Addresses and electronic mail addresses (unless and until written notice is given of any other address or electronic mail address) for purposes of this Section are set forth below:

If to the Company:	3330 Caminito Daniella
Del Mar, CA 92014
Attn: Manager
Tel: 800-760-6826
Email: les@salonaglobal.com

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If to a Member:	To such Member's respective mailing address as set
forth on the Members Schedule.

Section 11.05 Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

Section 11.06 Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 11.07 Entire Agreement. This Agreement, together with the Certificate of Formation, the Contribution Agreement, and all related Exhibits and Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

Section 11.08 Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns. This Agreement may not be assigned by any Member except as permitted by this Agreement and any assignment in violation of this Agreement shall be null and void.

Section 11.09 No Third-Party Beneficiaries. Except as provided in ARTICLE X, which shall be for the benefit of and enforceable by Covered Persons as described therein, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors, and permitted assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.10 Amendment.

(a) No provision of this Agreement may be amended or modified except by an instrument in writing executed by the Company and the Class A Member. Any such written amendment or modification will be binding upon the Company and each Member; provided, that (i) an amendment or modification modifying the rights or obligations of (x) any Member in a manner that is disproportionately adverse to such Member relative to the rights of other Members in respect of Units of the same class or series or (y) a class or series of Units in a manner that is disproportionately adverse to such class or series relative to the rights of another class or series of Units, shall in either case be effective only with that Member's consent; and (ii) any amendment or modification of this Section 11.10 shall require the approval of all Members.

(b) Notwithstanding Section 11.10(a), the Manager may, without the consent of or execution by the Members, amend or modify the Members Schedule to reflect any new authorization, issuance, redemption, repurchase, or Transfer of Units in accordance with this Agreement.

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Section 11.11 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. For the avoidance of doubt, nothing contained in this Section 11.11 shall diminish any of the explicit and implicit waivers described in this Agreement.

Section 11.12 Governing Law. All issues and questions concerning the application, construction, validity, interpretation, and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 11.13 Submission to Jurisdiction. The parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort, or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject matter jurisdiction over such suit, action, or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice, or other document by registered mail to the address set forth in Section 11.04 shall be effective service of process for any suit, action, or other proceeding brought in any such court.

Section 11.14 Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 11.15 Attorneys' Fees. In the event that any party hereto institutes any legal suit, action, or proceeding, including arbitration, against another party in respect of a matter arising out of or relating to this Agreement, the prevailing party in the suit, action, or proceeding shall be entitled to receive, in addition to all other damages to which he, she, or it may be entitled, the costs incurred by such party in conducting the suit, action, or proceeding, including reasonable attorneys' fees and expenses, and court costs.

Section 11.16 Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 11.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.

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A signed copy of this Agreement delivered by facsimile, email, or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 11.18 Spousal Consent. Each Member who has a Spouse on the date of this Agreement shall cause such Member's Spouse to execute and deliver to the Company a spousal consent (a "Spousal Consent"), pursuant to which such Spouse shall acknowledge that he or she has read and understood the Agreement and agrees to be bound by its terms and conditions. If any Member should marry or engage in a Marital Relationship following the date of this Agreement, such Member shall cause his or her Spouse to execute and deliver to the Company a Spousal Consent within five (5) Business Days thereof.

Section 11.19 Interpretation and Construction. Each Initial Member acknowledges that (a) he, she, or it has reviewed this Agreement with independent counsel of his, her, or its selection; and (b) any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Limited Liability Company Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MIOTECH PARENT, LLC

By: _____________________________

Name: Leslie Cross

Title: Authorized Signatory

KENNETH M. ZISHOLZ

_____________________________

AGREED AND ACKNOWLEDGED AS OF _________, 2022 BY:

SALONA GLOBAL MEDICAL DEVICE CORPORATION

By: _____________________________

Name: Leslie Cross

Title: President

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SCHEDULE A

MEMBERS SCHEDULE

Number
Member Name and Address	Class of Units	of Units	Capital Contribution
Class A Member:	Class A	1,000 Units	As set forth on the books
Miotech Parent, LLC			and records of the
3330 Caminito Daniella			Company
Del Mar, CA 92014

Class B Member:	Class B	1,300,000 Units	As set forth on the books
Kenneth M. Zisholz			and records of the
Company

EXHIBIT A TO LLC AGREEMENT

FORM OF CONTRIBUTION AND EXCHANGE AGREEMENT

THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this "Agreement") is dated as of ________, 2022 (the "Effective Date"), by and among Kenneth M. Zisholz ("Contributor") and Salona Global Medical Device Corporation, a corporation existing under the laws of British Columbia, Canada ("Pubco").

RECITALS

WHEREAS, Contributor, Pubco, Inspira Financial Company, a Washington corporation and wholly owned subsidiary of Pubco ("Inspira"), Miotech Parent, LLC, a Delaware limited liability company and wholly owned subsidiary of Inspira ("Buyer Parent"), Miotech Merger Subsidiary, LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer Parent ("Buyer"), and Mio-Guard LLC, a Michigan limited liability company ("Mio-Guard") are parties to that certain Agreement and Plan of Merger dated as of February 18, 2022 (the "Merger Agreement"), pursuant to which Mio-Guard merged with and into Buyer, subject to the terms and conditions set forth therein (the "Merger");

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, Buyer Parent and Contributor entered into that certain Amended and Restated Limited Liability Company Agreement of even date herewith (the "LLC Agreement"). Capitalized terms not otherwise defined in this Agreement shall have the respective meanings specified in the LLC Agreement;

WHEREAS, subject to terms of the LLC Agreement, Contributor was issued Class B Units and may receive additional Class B Units in the future;

WHEREAS, from time to time, in accordance with and expressly subject to compliance with the exchange rights contained in Section 3.03 of the LLC Agreement, Contributor may elect to contribute all or a portion of the Class B Units held by Contributor to Pubco as a contribution to the capital of Pubco in exchange for Class "A" non-voting common shares in the capital of Pubco (the "Pubco Special Shares"), the rights, privileges, restrictions and conditions of which Pubco Special Shares are as set forth on Exhibit A hereto, upon the terms and subject to the conditions of this Agreement; and

WHEREAS, the Pubco Special Shares shall have the same attributes as the common shares in the capital of Pubco that are currently listed for trading on the TSX Venture Exchange (the "Listed Shares"), except that the Pubco Special Shares will not carry the right to vote and shall be convertible into Listed Shares on a one-for-one basis ("Conversion"), subject to certain terms and conditions, including conversion limitations, set forth in this Agreement and the LLC Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals. The above stated Recitals are true and correct and are incorporated by reference into this Agreement.

2. Contribution of the Class B Units; Exchange.

(a) Contribution. Subject to the terms of the LLC Agreement, at any time and from time to time, Contributor may, at his option, contribute to Pubco, and Pubco shall accept, all or a portion of the Class B Units held by Contributor to Pubco in exchange for Pubco Special Shares on a one-for-one basis, as adjusted for stock splits, stock combinations, recapitalizations and similar events (the "Contribution"). No fractional Pubco Special Shares will be issued in connection with a Contribution and all issuances of Pubco Special Shares will be rounded down to the nearest whole share.

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(b) Notwithstanding anything contained herein to the contrary, any Pubco Special Shares issuable to Contributor in exchange for Class B Units pursuant to Section 2(a) may be satisfied by Pubco delivering to Contributor the same number of Listed Shares in lieu thereof.

(c) The Contribution shall occur within three (3) business days following the receipt by Pubco of Contributor's written statement of his intent to engage in a Contribution (the "Contribution Date"); provided, however, that, notwithstanding anything contained herein to the contrary:

(i) Pubco may, in its discretion, require that a Contribution of all or a portion of Contributor's Class B Units be made to the extent Contributor holds Class B Units on or after; or upon the occurrence of a Change of Control Event (as defined in Exhibit A hereto); and

(ii) Upon a Bankruptcy Event (as defined below), a Contribution of all of the Contributor's Class B Units shall occur and shall be deemed to occur as of immediately prior to the occurrence of such Bankruptcy Event.

If Pubco elects to force a Contribution of a Class B Units pursuant to this Section 2(b), Pubco shall notify Contributor in writing of such election.

(d) As used in this Agreement, "Bankruptcy Event" means any of the following:

(i) Buyer Parent or any of its Affiliates commences any case, proceeding, or other action (A) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts; or (B) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Buyer Parent or any of its Affiliates makes a general assignment for the benefit of its creditors;

(ii) There is commenced against the Buyer Parent or any of its Affiliates any case, proceeding, or other action of a nature referred to in subsection (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, or unbonded for a period of forty-five (45) days;

(iii) There is commenced against the Buyer Parent or any of its Affiliates any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within forty-five (45) days from the entry thereof; or

(iv) the Buyer Parent or any of its Affiliates takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

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3. Investment Representations. Contributor makes the following representations, warranties, acknowledgments and agreements to Pubco as a material inducement to Pubco's consummation of the transactions contemplated hereby as of the date of this Agreement:

(a) On the Effective Date, Contributor will not be under any binding obligation or other commitment, arrangement or understanding to sell, transfer or otherwise dispose of any portion of the Pubco Special Shares to any other person, nor does Contributor have any current plan, intention or agreement to sell, transfer or otherwise dispose of any portion of the Pubco Special Shares to any other person.

(b) Contributor is acquiring the Pubco Special Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Contributor understands that the Pubco Special Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Contributor's representations as expressed herein. Contributor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Contributor further acknowledges and agrees that the ability to dispose of the Pubco Special Shares may be subject to certain restrictions contained in the articles and other constating documents of Pubco. Contributor recognizes that there will not be any public trading market for the Pubco Special Shares and, as a result, Contributor may be unable to sell or dispose of the Pubco Special Shares. Contributor further acknowledges and agrees that Pubco shall have no obligation to register the Pubco Special Shares or listing them for trading.

(d) Contributor has had the opportunity to consult his, her or its own tax advisors with respect to the tax consequences to him, her or it of the transfer, receipt and ownership of the Pubco Special Shares, including the tax consequences under the tax laws of any state, local, U.S. federal or non-U.S. jurisdiction and the possible effects of changes in such tax laws. Contributor acknowledges that none of Pubco or its subsidiaries or affiliates or any of their successors, beneficiaries, and assigns or their past and present directors, managers, shareholders, members, partners, officers, employees, and agents (including, without limitation, their attorneys) makes or has made any representations or warranties to Contributor regarding the tax consequences to Contributor of the transfer, receipt or ownership of the Pubco Special Shares, including the tax consequences under the tax laws of any state, local, U.S. federal or non-U.S. jurisdiction and the possible effects of changes in such tax laws. Nothing in this Section 3(d) shall limit the liability of the parties hereto in connection with any breach of the provisions of this Agreement.

(e) Contributor is aware that the Pubco Special Shares will not be listed or quoted on any exchange or market and on any other exchange, and Contributor acknowledges and agrees that Pubco has no obligation to list the Pubco Special Shares on any exchange or market.

(f) Contributor acknowledges that (i) Pubco has made available information concerning Pubco sufficient for Contributor to make an informed decision regarding an investment in Pubco and an opportunity to ask questions and receive answers concerning the Pubco Special Shares; and (ii) Pubco has made available the opportunity to obtain any additional information that Pubco possesses or can acquire without unreasonable effort or expense deemed necessary by Contributor to verify the accuracy of the information provided, and Contributor has received all such additional information requested.

(g) Contributor is the legal and beneficial owner of the Class B Units respectively, free and clear of any liens, and upon the delivery of such Class B Units, Pubco shall acquire good and valid title to the Class B Units, free and clear of all liens (other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by Pubco). Other than as a result of the transactions contemplated by this Agreement and except as set forth in the articles and constating documents of Pubco, Contributor does not directly or indirectly own or have any right to acquire any units, membership interests, equity securities, options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), calls or commitments of any character whatsoever relating to the equity securities of, or other equity, ownership or voting interest in, Pubco.

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(h) Contributor acknowledges that none of Pubco or any of its officers, directors, managers, shareholders, members, partners, representatives, or affiliates has given him, her or it any investment advice, credit information, or opinion on whether the exchange of the Class B Units for the Pubco Special Shares is prudent. Contributor has not relied on Pubco to furnish or make available any documents or other information regarding the credit, affairs, financial condition, or business of Pubco, or any other matter concerning Pubco. Except as set forth herein, Contributor acknowledges that none of Pubco or any of its officers, directors, managers, shareholders, members, partners, representatives or affiliates has made any representation or warranty to him, her or it.

4. Bring-Down Certificate. Prior to any Contribution being made, Pubco will have received a certificate executed by Contributor in respect of which such Contribution is to be made, confirming (a) the accuracy of its representations and warranties set out in Section 3 hereof as of the Effective Date and as of the Contribution Date; and (b) the performance of and compliance with all covenants and obligations to be performed or complied with by Contributor at or prior to the Contribution Date in accordance with this Agreement.

5. Acknowledgements of Contributor. Contributor further acknowledges and agrees as follows:

(a) The certificates representing the Pubco Special Shares or the Listed Shares issued upon Conversion thereof, as applicable, (and any replacement certificate issued prior to the expiration of the applicable hold periods), or ownership statements issued under a direct registration system or other electronic book-based or book-entry system, will bear the following legends:

(i) a legend, only in respect of the Pubco Special Shares, as follows:

"THE TRANSFER IS ALSO RESTRICTED PURSUANT TO A CONTRIBUTION AND EXCHANGE AGREEMENT DATED ___________, 2022, BETWEEN THE HOLDER

AND THE ISSUER."

(ii) a legend in accordance with applicable securities laws of the United States, if required:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATIONS UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT AND IS AVAILABLE FOR RESALE OF THE SECURITIES, OR (D) IN COMPLIANCE WITH ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, INCLUDING RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER FURTHER UNDERSTANDS AND AGREES THAT IN THE EVENT OF A TRANSFER."

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(b) No person has made any written or oral representations: (i) that any person will resell or repurchase the Pubco Special Shares or the Listed Shares; or (ii) as to the future price or value of the Pubco Special Shares or the Listed Shares or the ability to sell or transfer any such Pubco Special Shares or Listed Shares, as applicable.

(c) Contributor shall not sell, assign, transfer or convey or cause to be sold, assigned, transferred or conveyed any Class B Units, other than to Pubco in accordance with the terms hereof.

(d) In completing the Contribution, Contributor has relied solely upon this Agreement and publicly available information relating to Pubco, not upon any verbal or written representation as to any fact or otherwise made by or on behalf of Pubco or any affiliate, associate or representative thereof or any other person associated therewith. No "Offering Memorandum" for purposes of the Securities Act (British Columbia) has been delivered to Contributor in connection with the transactions contemplated herein.

(e) Contributor is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Agreement and the completion of the transactions contemplated hereby.

(f) Contributor hereby consents to the collection, use and disclosure by Pubco and any other of its authorized representatives of Contributor's personal information set forth herein ("Personal Information") to enable Pubco to fulfill their respective regulatory and reporting requirements and recognizes that this disclosure may result in the disclosure of some or all of the Personal Information becoming public information and, without limiting the foregoing, consents to the disclosure of such Personal Information to Pubco and any of their respective authorized representatives; securities commissions and/or other regulatory agencies in any jurisdiction in which the rules and requirements of such body may require such reporting; stock exchanges; publication on the SEDAR website; or as may be required or permitted by law.

(g) Contributor hereby acknowledges, agrees and consents to: (a) the disclosure of Personal Information to Pubco, a stock exchange or any relevant securities commission or other regulatory authority; and (b) the collection, use and disclosure of Personal Information by Pubco for corporate finance and shareholder communication purposes or such other purposes as are necessary for Pubco's business. Contributor hereby acknowledges and consents to the collection, use, and disclosure of Personal Information by the provincial securities commissions in Canada (to the extent applicable), including the publishing or otherwise making available to the public Personal Information including Contributor's name, number and type of securities purchased, the purchase price therefor, and insider or registrant status, if applicable, address, contact person name and telephone number and the exemption relied upon.

(h) In order to permit Pubco to comply with the requirements of the Personal Information Protection and Electronic Documents Act (Canada) ("PIPEDA"), Contributor expressly consents to the disclosure by Pubco in any submission or filing that Pubco may be required to make with any applicable regulatory authority or stock exchange of any Personal Information.

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(i) Contributor hereby acknowledges and agrees that he/she/it (i) has been notified by Pubco of the delivery to the securities regulatory authority, regulator or stock exchange of the Personal Information, that the Personal Information is being collected by the securities regulatory authority, regulator or stock exchange under the authority granted in securities legislation and by its policies, as applicable, and that the Personal Information is being collected for the purposes of the administration and enforcement of the securities legislation of the local jurisdiction; and (ii) has authorized the indirect collection of the Personal Information by the regulatory authority, regulator or stock exchange.

(j) The Personal Information will not be placed on the public file of any securities regulatory authority, regulator or stock exchange. However, freedom of information legislation may require the securities regulatory authority, regulator or stock exchange to make this information available if requested.

(k) Contributor hereby acknowledges and agrees that he/she/it is subject to the limitation set forth in the LLC Agreement and this Agreement and further, Contributor may not, directly or indirectly through one or more affiliates, hold more than Five Hundred Thousand (500,000) shares of Listed Shares (as adjusted for stock splits, stock combinations, recapitalizations and similar events) at any time.

6. Survival. The representations, warranties and covenants contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

7. Further Assurances. Contributor and Pubco agree to execute such documents and other instruments and take such further actions as may reasonably be required or desirable to carry out the provisions hereof and consummate the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, Contributor and Pubco shall use their respective commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable to consummate the transactions contemplated by this Agreement as promptly as practicable.

8. Amendments and Waivers. No addition or modification to this Agreement shall be valid unless made by written amendment signed by the parties hereto. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9. Successors and Assigns. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

10. Governing Law. This Agreement and any related dispute shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and each other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, electronic transmission of a .tiff, .pdf, JPEG or similar file, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto shall re-execute original forms thereof and deliver them to all other parties, except that the failure of any party to comply with such a request shall not render this Agreement invalid or unenforceable. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine, electronic transmission of a .tiff, .pdf, JPEG or similar file, to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, electronic transmission of a .tiff, .pdf, JPEG or similar file, as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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12. No Inducement. Contributor hereby represents and warrants that he, she or it has not been induced to agree to and execute this Agreement by any statement, act or representation of any kind or character by anyone, except as contained herein. Contributor further represents that he, she or it has fully reviewed this Agreement and has full knowledge of its terms, and executes this Agreement of his, her or its own choice and free will, after having received the advice of itsattorney(s) and financial and tax advisor(s).

13. Notice. Notices to be provided pursuant to this Agreement shall be given in accordance with the terms of the LLC Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

SALONA GLOBAL MEDICAL DEVICE

CORPORATION

By: __________________________________

Name: Leslie Cross

Its: President

_____________________________________

Kenneth M. Zisholz

[Signature page to Contribution and Exchange Agreement]

EXHIBIT A

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO THE CAPITAL STOCK

OF

SALONA GLOBAL MEDICAL DEVICE CORPORATION

1. COMMON SHARES. Subject to the rights of any class of shares that are expressed to rank prior to them, the common shares (the "Common Shares") of Salona Global Medical Device Corporation, a corporation existing under the laws of British Columbia, Canada (the "Company") that are currently listed for trading on the TSX Venture Exchange, will have the following rights, privileges, restrictions and conditions:

(a) Voting. The holders of the Common Shares will be entitled to receive notice of, attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each Common Share will entitle its holder to one (1) vote.

(b) Dividends. The holders of Common Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared thereon by the directors from time to time. The directors may declare no dividend payable in cash or property on the Common Shares unless the directors simultaneously declare a dividend payable in cash or property on the Class "A" Shares, in an amount per Class "A" Share equal to the amount of the dividend declared per Common Share.

(c) Liquidation. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purposes of winding up its affairs, the holders of the Common Shares shall be entitled to participate pari passu with the holders of Class "A" non-voting Common Shares, with the amount of such distribution per Common Share equal to the amount of such distribution per Class "A" Share.

(d) Subdivision or Consolidation. The Common Shares shall not be consolidated or subdivided unless the Class "A" Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

2. CLASS "A" NON-VOTING COMMON SHARES

Subject to the rights of any class of shares that are expressed to rank prior to them, the Class "A" non-voting common shares (the "Class "A" Shares") will have the following rights, privileges, restrictions and conditions:

(a) Voting. Except as required under the Act, the holders of the Class "A" Shares will not be entitled to receive notice of nor to attend meetings of the Company's shareholders and will have no voting rights. The holders of the Class "A" Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Company or the sale of its undertaking or a substantial part thereof.

(b) Dividends. The holders of Class "A" Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared thereon by the directors from time to time. The directors may declare no dividend payable in cash or property on the Class "A" Shares unless the directors simultaneously declare a dividend payable in cash or property on the Common Shares, in an amount per Common Share equal to the amount of the dividend declared per Class "A" Shares.

(c) Liquidation. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purposes of winding up its affairs, the holders of the Class "A" Share shall be entitled to participate pari passu with the holders of Common Shares, with the amount of such distribution per Class "A" Share equal to the amount of such distribution per Common Share.

(d) Subdivision or Consolidation. The Class "A" Shares shall not be consolidated or subdivided unless the Common Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

(e) Transfer. No Class "A" Share may be sold, transferred, assigned, pledged or otherwise disposed of, other than: (i) in connection with the conversion of Class "A" Shares into Common Shares; (ii) to an immediate family member of the holder; or (iii) a transfer for purposes of estate or tax planning to a trust, company or person that is wholly beneficially owned by the holder or immediate family members of the holder or which the holder or immediate family members of the holder are the sole beneficiaries thereof.

(f) Voluntary Conversion. Subject to the Beneficial Ownership Limitation (as defined below) set forth in herein, holders of Class "A" Shares shall have the following rights of conversion (the "Share Conversion Right"):

(i) Right to Convert. Subject to the Beneficial Ownership Limitation, each Class "A" Share shall be convertible at the option of the holder into such number of Common Shares as is determined by multiplying the number of Class "A" Shares in respect of which the Share Conversion Right is exercised by one.

(ii) Beneficial Ownership Limitation. A holder of the Class "A" Shares shall not have the right to convert any Class "A" Share, to the extent that, after giving effect to such conversion, the holder (together with such holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates (such persons, "Attribution Parties")), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the holder of the Class "A" Shares and his, her or its affiliates and Attribution Parties shall include the number of Common Shares issuable upon conversion of a Class "A" Share with respect to which such determination is being made, but shall exclude the number of Common Shares that would be issuable upon (i) conversion of the remaining, non-converted portion of a Class "A" Shares beneficially owned by the holder or any of his, her or its affiliates or Attribution Parties; and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company, subject to a limitation on conversion or exercise analogous to the limitation contained herein, beneficially owned by the holder or any of his, her or its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(f)(ii), beneficial ownership shall be calculated in accordance with each of National Instrument 55-104 - Insider Reporting Requirements and Exemptions and 62-104 - Take-Over Bids and Issuer Bids, it being acknowledged by the holder of the Class "A" Shares that the Company is not representing to the holder that any such calculation is in compliance with such instruments. To the extent that the limitation contained in this Section 2(f)(ii) applies, the determination of whether a Class "A" Share of a holder is convertible (in relation to other securities owned by the holder together with any affiliates and Attribution Parties) and of which number of Class "A" Shares is convertible shall be in the sole discretion and at the sole responsibility of the holder, and the submission of a Conversion Notice (as defined below) shall be deemed to be the holder's determination of whether a Class "A" Share is convertible (in relation to other securities owned by the holder together with any affiliates and Attribution Parties) and of which number of Class "A" Shares is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2(f)(ii), in determining the number of outstanding Common Shares, a holder of Class "A" Shares may rely on the number of outstanding Common Shares as reflected in (A) the Company's most recent interim report or annual financial statements filed on SEDAR, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Company's transfer agent setting forth the number of Common Shares outstanding. Upon the written request of a holder of Class "A" Shares, the Company shall, within two business days, confirm orally and in writing to the holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Class "A" Shares being converted, by the Class "A" holder or his, her or its affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The "Beneficial Ownership Limitation" shall be 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon conversion of the Class "A" Shares in question.

(iii) Mechanics of Conversion. Before any holder of Class "A" Shares shall be entitled to voluntarily convert Class "A" Shares into Common Shares in accordance with the terms hereof, the holder shall surrender the certificate or certificates representing the Class "A" Shares to be converted at the head office of the Company, or the office of any transfer agent for the Class "A" Shares, and shall give written notice to the Company at its head office of his or her election to convert such Class "A" Shares and shall state therein the name or names in which the certificate or certificates representing the Common Shares are to be issued (a "Conversion Notice"). The Company shall (or shall cause its transfer agent to) as soon as practicable thereafter, issue to such holder or his or her nominee, a certificate or certificates or direct registration statement representing the number of Common Shares to which such holder is entitled upon conversion. Such conversion shall be deemed to have taken place immediately prior to the close of business on the day on which the certificate or certificates representing the Class "A" Shares to be converted is surrendered and the Conversion Notice is delivered, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Common Shares as of such date.

(g) Mandatory Conversion. Notwithstanding anything to the contrary contained herein, upon the occurrence of a Change of Control Event, each issued and outstanding Class "A" Share shall be automatically converted into such number of Common Shares as is determined by multiplying the number of Class "A" Shares by one.

3. DEFINITIONS. As used herein:

(a) "Change of Control Event" means:

(i) a Take Over Bid is made in respect of the shares in the Company and both of the following have occurred: (A) the holders of at least 50% of the shares in respect of which the Take over bid is made that are not subject to escrow have accepted the offer made under the Take Over Bid; and (B) the Take Over Bid becomes unconditional;

(ii) an Arrangement is proposed in respect of the Company and both of the following have occurred: (A) the Arrangement has become unconditional; and (B) the Arrangement has been approved by the court for implementation;

(iii) the acquisition of voting securities of the Company or any reorganization, amalgamation, merger, consolidation or share exchange in a single transaction (or series of related transactions) as a result of which the holders of the voting securities of the Company prior to the transaction (or series of related transactions) hold, immediately after such transaction (or series of related transactions), directly or indirectly, securities to which are attached 50% or less of the voting power with respect to the Company; or

(iv) a single transaction (or series of related transactions) resulting in the acquisition of the Company by another entity that results in the sale of all or substantially all of the assets of the Company.

(b) "Arrangement" means an arrangement under the Business Corporations Act (British Columbia) pursuant to which a person and its associates will acquire 50% or more of the issued and outstanding capital of the Company.

(c) "Take Over Bid" has the meaning ascribed thereto in the Securities Act (British Columbia).

EXHIBIT B

LEASE AGREEMENT

[TO BE ASSUMED]

This Lease Agreement ("Lease") is entered into as of January 1, 2022, between 1305 Jolly Road Properties, LLC, a Michigan limited liability company, having its principal office at 2373 Cedar Park Drive, Holt, MI 48842 ("Landlord"), and MIO-GUARD, LLC, a Michigan limited liability company, having its principal office at 2373 Cedar Park Drive, Holt, MI 48842 ("Tenant").

NOW THEREFORE, in consideration of the covenants and agreements in this Lease, Landlord agrees to lease to Tenant, and Tenant agrees to lease from Landlord, the Premises (as defined below), on the terms and conditions contained in this Lease:

1. LEASED PREMISES. Landlord shall lease to Tenant, and Tenant shall lease from Landlord, those certain premises located at 2373 Cedar Park Drive, Holt MI 49942 ("Premises") consisting of an approximately 18,414 square foot building ("Building") and all easements, rights- of-way, and other rights appurtenant thereto ("Appurtenant Rights", and collectively with the Building, "Property").

2. TERM. The term of this Lease ( "Term") shall commence as of January 1, 2022 ("Commencement Date") and end at 11:59 pm (Eastern) on December 31, 2026, subject to extension or earlier termination as provided in this Lease.

3. RENT. Beginning on the Commencement Date and on the first (1st) day of each following month, Tenant shall commence paying rent for each period during the Term in the amount set forth in the table below, payable in equal monthly installments ("Base Rent" or "Rent"):

Period	Monthly Base Rent
Year 1	$7,138
Year 2	$7,300
Year 3	$7,350
Year 4	$7,400
Year 5	$7,500

Base Rent is payable to Landlord either (A) at the address set forth in the preamble of this Lease, or to such other changed addresses as such party may have given by notice; or (B) via electronic funds transfer to an account designated by Landlord. If the Commencement Date shall occur on a day other than the first day of a calendar month, Base Rent shall be apportioned pro rata on a per diem basis for the period between the Commencement Date and the first day of the following calendar month. If the Term ends on a day other than the last day of a calendar month, Base Rent shall likewise be apportioned pro rata on a per diem basis for the calendar month in which expiration or termination occurs.

The parties acknowledge that Tenant's business is cyclical. As a result, Landlord agrees to accept less than the Base Rent monthly without Tenant being in default; provided that the Base Rent for the entire calendar year is paid within such calendar year.

In addition to Base Rent, Tenant shall also be responsible for directly paying (i) Taxes (as defined in Section 4) and Tenant's business and personal property taxes under Section 4; (ii) the premiums for the insurance Tenant maintains under Section 13; (iii) the costs of the maintenance for which Tenant is responsible under Section 6; and (iv) the utilities pursuant to Section 12, in all cases only to the extent attributable to the Term and the Premises. Additional Rent shall be paid to Landlord at same address or place as Base Rent is paid.

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Tenant shall not be required to pay to Landlord a security deposit.

Anything in this Lease to the contrary notwithstanding, the parties agree this Lease shall be a true triple net lease with Tenant responsible for all costs and expenses related to the Premises and Landlord shall have no obligation to pay any expenses related to the Premises (other than damages caused by Landlord or its agents).

4. TAXES. Upon receipt of a tax bill from Landlord, Tenant shall pay directly to the applicable taxing or governmental authority any and all real estate taxes and assessments and other governmental charges levied or assessed on, or charged with respect to, the Property prior to the date of delinquency (collectively, "Taxes"). For purposes of the foregoing, to the extent Taxes may be paid in installments, Taxes shall include only the minimum amount of installment payments that would be due during the Term as if such Taxes are paid over the longest period of time permitted by applicable law. Tenant shall also pay any and all taxes imposed upon Tenant's business operations and all personal property of Tenant located at the Premises. Nothing in this Lease shall require Tenant to pay franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, excess profits or revenue tax or any special tax or assessment not attributable solely to Tenant's use of the Premises. Tenant is not obligated to but may contest the amount or validity, in whole or in part, of any Taxes and Landlord agrees to reasonably comply. The following tax identification numbers are applicable to the Premises:

Delhi Charter Township Parcel No. 33-25-05-15-201-013

5. PERMITTED USE. Tenant may use the Premises for general office use and sale of medical products (excluding marijuana) (collectively, the "Permitted Use").

6. REPAIRS, MAINTENANCE AND REPLACEMENTS.

A. Tenant shall, at its sole cost and expense, be responsible for performing such maintenance of the interior and exterior of the Premises, including as provided in Section 12.

B. Tenant agrees that at all times it will maintain the structural portions of the Building, including the foundation, floor, ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, escalators, elevator cabs and mechanical, electrical and telephone closets (collectively, "Building Structure"), and the mechanical, electrical, life safety, plumbing, sewage, sprinkler systems (connected to the core) and HVAC systems (including primary and secondary loops connected to the core) (collectively, "Building Systems") in reasonable condition and repair. Notwithstanding the above, Landlord shall have the right to perform any required repairs, maintenance and replacements to any portion of the Building or improvements located on the Premises if Tenant fails to do so. In the event Landlord completes any such repairs, maintenance and replacements, Tenant shall promptly pay Landlord for such amount expended by Landlord within thirty (30) days of receiving an invoice with reasonable detail as to the work performed.

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7. IMPROVEMENTS. Tenant shall not make any installations, alterations or additions in or to the Premises ("Improvements") without securing the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, Tenant shall have the right, without obtaining Landlord's consent, to perform any such Improvements to the Premises that do not permanently affect the Building Structure or Building Systems. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not withhold its consent to any Improvements that are integral and necessary in Tenant's reasonable judgment to operate Tenant's business for the Permitted Use at the Premises. Any Improvements made by Tenant shall be made at Tenant's expense. At the time of Tenant's request for Landlord's approval of any Improvements is sought, Tenant shall submit to Landlord, plans and specifications for such Improvements with a statement of the estimated cost of such work.

The Improvements shall be completed in a good and workmanlike manner with first-class materials and workmanship. Tenant shall not be required to remove the Improvements or to restore the Premises to its original condition at the end of the Term. All Improvements which are made by or on behalf of Tenant, whether real or personal, shall be Tenant's property. Tenant may, but shall not be required to, remove its Improvements upon expiration or termination of this Lease, as long as Tenant repairs any material physical damage resulting from such removal. In the event Tenant elects to not remove any of the Improvements, then such improvements shall remain on the Premises upon expiration or termination of the Lease and shall become the property of Landlord.

Tenant shall have no authority to cause or permit a mechanic's, construction or other lien to arise or be perfected with respect to the Premises or any part of this Premises. If any mechanic's, construction or other lien is filed against the Premises, or any part of the Premises, by reason of Tenant's acts or omissions or because of a claim against Tenant, then Tenant shall cause such lien to be canceled and discharged of record or bonded over within thirty (30) days after written request by Landlord. Further, Tenant shall indemnify and hold Landlord harmless from and against any loss which Landlord may sustain by reason of any such liens being filed against the Premises; including any reasonable attorney's fees paid by Landlord as related to such lien.

8. OWNERSHIP AND POSSESSION. Landlord represents and warrants that Landlord is the sole owner in fee simple of the Premises, has good and marketable title to the Premises, has full right to lease the Property for the Term, and that so long as Tenant pays all Rent as it becomes due and payable and complies with its other covenants and agreements as contained in this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term as it may be extended. Additionally, Landlord covenants that Tenant at all times shall have unobstructed and adequate means of ingress and egress between the Premises and a public street or public highway.

9. SUBORDINATION. Tenant agrees to, and will upon written demand by Landlord, execute such documents as may be required to subordinate the rights and interests of Tenant created by this Lease to the lien of any mortgage, deed of trust, ground lease or other instrument at any time placed upon the Premises, provided that any such mortgagee, trustee, ground landlord or other party shall first be required to recognize Tenant's interest in the Premises and shall provide that in the event of foreclosure of any such instruments, this Lease shall remain in full force and effect barring breach or default by Tenant, the intent and purpose of this paragraph being that Tenant will agree to attorn to the mortgagee, trustee, ground landlord or other party as Landlord in the event of foreclosure; provided, Tenant may continue to use and occupy the Premises during the Term as long as Tenant makes the Rent payments provided for under this Lease to Landlord or its successors or assigns and performs all of the other terms and obligations imposed upon Tenant by this Lease.

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10. FIXTURES, EQUIPMENT, SIGNAGE AND SECURITY. All Improvements, equipment, machinery, trade fixtures, and all appurtenances thereto, and other property of every description used, installed or placed on the Premises by Tenant which can be removed without material damage to Landlord's real property ("Personal Property") shall be owned by Tenant and deemed Tenant's personal property. Landlord shall not be liable for any loss of or damage to Personal Property resulting from any cause whatsoever unless such loss or damage is the result of Landlord's, its contractors' or employees' gross negligence or willful misconduct. Tenant may remove its Personal Property upon expiration or termination of this Lease, provided that Tenant makes reasonable repairs to any damage to the Premises caused by such removal.

Tenant, at Tenant's cost, shall have the right to install signs on the Premises identifying and advertising Tenant's business and the business of Tenant's permitted subtenants, as described in Section 17 below.

Tenant acknowledges and agrees that Landlord is not responsible for obtaining or maintaining any form of security for the Premises and that Tenant's use of the Premises is at Tenant's sole risk and responsibility. Tenant may install a security system at the Premises subject to Section 7.

11. COMPLIANCE WITH LAWS.

A. Landlord shall comply with all laws, statutes, ordinances and governmental regulations or requirements now or hereafter in force, and with the requirements of any governmental body now or hereafter constituted relating to or affecting the conditions, use or management of the Building Structure, the Building Systems, and improvements located on the Property. Landlord represents to Tenant that the Premises, the Building and other improvements located on the Property, and the surrounding Property owned or operated by Landlord contain no Hazardous Materials (as defined in Section 26), except as permitted by Section 26, and are in compliance with all applicable laws in all material respects. Landlord will indemnify, defend and save Tenant harmless from any and all actions, proceedings, claims, costs (including reasonable attorneys' and consultants' fees), expenses and losses of any kind arising in connection with any alleged failure by Landlord or a prior Tenant, owner or other occupant to comply with any law, statute, ordinance or governmental regulation or requirement relating to or affecting the use or occupancy of the Premises.

B. Tenant shall be responsible for any improvements, alterations or repairs to the common areas and areas of the Premises required to comply with the provisions of Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. §12101, et seq.) and the regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time.

C. Tenant shall comply with all laws, statutes, ordinances and governmental regulations relating to Tenant's specific Permitted Use of the Premises. Tenant shall not conduct nor permit to be conducted on the Premises any business which is contrary to any public law, ordinance or government regulation. Tenant will indemnify, defend and save Landlord harmless from any and all actions, proceedings, claims, costs (including reasonable attorneys' and consultants' fees), expenses and losses of any kind arising in connection with any alleged failure by Tenant to comply with any law, statute, ordinance or governmental regulation or requirement relating to or affecting the use or occupancy of the Premises.

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12. UTILITIES. Landlord represents and warrants to Tenant (a) that the Premises presently are directly served by sewer, water, electricity, telephone and internet; (b) that all such utilities are separately metered; and (c) that all such utilities are in good working order

Tenant shall be responsible for the costs of maintaining, repairing and replacing the electrical system related to the Premises.

Tenant shall pay for all sewer, water, gas, electricity, internet and telephone services used exclusively by Tenant in or about the Premises during the Term, and Tenant shall pay all sewer use fees or similar charges made or imposed with respect to or against the Premises during the Term. All such utilities shall be placed in Tenant's name as of the Commencement Date. To the extent any utilities or services are not able to be placed in Tenant's name, Tenant shall reimburse Landlord for all costs and expenses attributable to such utilities and services upon demand by Landlord. Landlord shall not be liable in the event of any interruption or failure of utilities or any other service to the Premises, unless caused by Landlord's, its contractors' or employees' gross negligence or willful misconduct.

13. INSURANCE.

A. Tenant shall, at all times during the Term of this Lease, maintain and pay for a policy or policies of Commercial General Liability Insurance against claims for bodily injury, personal injury and property damage based upon or arising out of its ownership, use, occupancy or maintenance of the Premises. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, and shall be issued by a company or companies authorized to do business in the state in which the Premises is located. Tenant shall maintain such additional insurance policies which Tenant determines are reasonable and customary for its operations at the Premises. The liability policies held by Tenant with respect to the Premises shall name Landlord as an additional insured. Tenant shall deliver to Landlord certificates evidencing the insurance referred to above, and Tenant shall deliver to Landlord certificates evidencing said insurance each year during the Term.

B. Tenant shall obtain and keep in force a policy or policies of fire and extended coverage insurance, in a form reasonably satisfactory to Tenant, in the full insurable replacement cost of the Property, and such other insurance, if any, customarily maintained by owners of buildings comparable to the Building located on the Property, subject to Tenant reimbursement as set forth above.

C. Landlord and Tenant each agree to waive any and every claim for recovery from the other for any and all loss of or damage to the Premises or to the contents of the Premises, which loss or damage is covered (or is required by this Lease to be covered) by valid and collectible physical damage insurance policies.

14. WAIVER OF CLAIMS AND INDEMNITY.

A. Tenant shall protect, indemnify and save Landlord and its officers, agents, and employees harmless from and against any and all obligations, liabilities, costs, damages, claims and expenses of whatever nature arising from injury to persons or damage to property on the Premises arising out of or in connection with Tenant's use or occupancy of the Premises after the Commencement Date, or arising from an act or negligence of Tenant or its agents, contractors, employees, or invitees, but only to the extent that all such obligations, liabilities, costs, damages, claims and expenses are not covered by the insurance required to be maintained by Landlord or Tenant and are not caused by the negligent or willful misconduct of Landlord or its agents or employees.

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B. Landlord shall protect, indemnify and save Tenant and its officers, agents, partners and employees harmless from and against any and all obligations, liabilities, costs, damages, claims and expenses of whatever nature arising from injury to persons or damage to property on the Property or arising out of or in connection with Landlord's ownership and operation of the Property or Landlord's activities on the Property, or arising from any negligent or intentional act or willful misconduct of Landlord, or its agents, contractors, employees or invitees, but only to the extent that all such obligations, liabilities, costs, damages, claims and expenses are not covered by the insurance required to be maintained by Landlord and Tenant under this Lease.

15. FIRE AND OTHER CASUALTY. If the Property shall be damaged by fire or other casualty (collectively, "Casualty"), Landlord and Tenant shall within thirty (30) days of the date of such Casualty cause an architect or such other contractor (if the parties are unable to agree upon an architect or contractor for such purpose, each party shall appoint an architect and the architects shall jointly appoint an architect or contractor for such purpose), as applicable, to deliver to both Landlord and Tenant, in writing, such architect's or contractor's, as the case may be, good faith opinion ("Architect's Opinion") as to (A) the length of time required to cause the Property to be repaired and restored substantially to the same condition existing prior to the Casualty; and (B) the estimated cost of such repairs and restorations. If said Architect's Opinion indicates that such repairs and restoration will take in excess of three (3) months from the expiration of the Notice Period (as defined below) or if such Casualty shall occur during the last six (6) months of the Term, then Tenant shall have the right to terminate this Lease as of the date of such Casualty upon giving written notice to Landlord to such effect at any time during the period ending thirty (30) days after Tenant's receipt of the Architect's Opinion ("Notice Period"). The net proceeds of the fire and extended coverage insurance carried pursuant to the provisions of Section 13 above (exclusive of that covering Tenant's Personal Property) shall be paid to Landlord, and such proceeds shall be used to pay for the Architect's Opinion and any associated fees. In the event that this Lease is terminated by Tenant pursuant to this Section, such remaining proceeds shall belong to Landlord. If this Lease is not terminated, Landlord shall, subject to the conditions and limitations set forth below, repair and restore the Premises within the greater of (i) ninety (90) days; or (ii) a reasonable amount of time, subject to reasonable delays for insurance adjustments and delays caused by acts of force majeure. Rent shall abate in proportion to those portions of the Premises that Tenant is unable, in Tenant's reasonable judgment, to use as a result of any such Casualty until Landlord shall have completed such repairs or restorations required of Tenant by this Lease. Any excess funds remaining after the completion of such repair or restoration of the Premises shall be paid to Tenant.

16. CONDEMNATION.

A. At any time following receipt of notice of an intended, threatened or pending Substantial Taking (as defined below), Tenant, at its sole option, may terminate this Lease by written notice to Landlord, such termination to be effective upon the earlier of (i) the date when such possession or use of the Premises or such portion of the Premises is transferred pursuant to such Taking (as defined below); or (ii) the date which is one (1) year following the date of Tenant's notice of termination. In the event of a Minor Taking (as defined below) or if Tenant elects not to terminate this Lease in the event of a Substantial Taking although entitled to do so, (I) Landlord shall restore (to the extent of the proceeds available from the Taking) that portion of the Property necessary or capable of being restored; and (II) Rent and all other charges payable pursuant to this Lease shall be reduced from and after the date of such Taking as follows:

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i. Such reduction shall be just and fair and shall be based on relative percentages of the portion of the Premises so taken and the portion of the Premises remaining following such Taking;

ii. If any such Taking results in the suspension of the operation of Tenant's business on the Premises, all Rent and other charges payable by Tenant under this Lease shall abate from the date of such suspension of business until the earlier of (1) the date such business is resumed; or (2) thirty (30) days following completion of said restoration by Tenant;

iii. If such Taking results in only a partial suspension of business, the abatement of Rent and other charges shall be apportioned accordingly; and

iv. In the event the parties cannot agree upon the amount of the reduced Rent and other charges payable by Tenant, or any other matter under this Section, then the matter shall be submitted to arbitration in the city closest to the Premises, in accordance with the rules of the American Arbitration Association and the decision of the arbitrator shall be final and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction; provided that one-half (1/2) of the expense of arbitration shall be paid by Landlord and one-half (1/2) by Tenant.

For purposes of this Lease, the following terms shall have the following meanings:

"Substantial Taking" shall mean a taking, condemnation or redevelopment by any governmental or quasi-governmental entity of all or substantially all of the Premises or of such portion of the Property or any real estate adjoining the Property which results in (i) the taking or loss of use of any structures or improvements located on the Property, (ii) the taking or loss of use of twenty-five percent (25%) or more of the land included in the Premises, (iii) the taking or loss of use of any means of ingress, egress or access to the Premises, (iv) a change in any zoning or building codes or ordinances, set-back requirements or other governmental laws, regulations or requirements, made after the date of this Lease, which change materially adversely affects the ability of Tenant to conduct the Permitted Use on the Premises, or (v) the taking or loss of use of such portion of the Property as will materially interfere with the operation of Tenant's business upon the Premises.

"Minor Taking" shall mean a taking, condemnation or redevelopment by any governmental or quasi-governmental entity of such portion of the Premises or of the Property which does not constitute a Substantial Taking.

"Taking" shall mean either a Substantial Taking or a Minor Taking.

B. The party receiving or delivering any communication of any kind described as follows shall within five (5) days following delivery or receipt give the other party notice in accordance with the terms of this Lease of the receipt, content and date of the communication (including a copy): (i) notice (whether written or otherwise) of an intended, threatened, or contemplated Taking; (ii) notice in connection with any proceedings or negotiations with respect to a Taking; and (iii) notice of intent or willingness of either Landlord or any governmental or quasi- governmental entity to make or negotiate a private purchase, sale, transfer or redevelopment in lieu of a Taking.

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C. Landlord and Tenant shall each be entitled to compensation for the appropriation of their respective interests in such Taking. The compensable interest of each shall be determined by agreement of the parties, or if the parties cannot agree, by the law of the state in which the Premises are located, and if allowed under such state law, Tenant may make and pursue its own separate award and claim for compensation and damages.

D. Landlord and Tenant shall each have the right to represent its respective interest in each proceeding or negotiation with respect to a Taking or intended Taking and to make full proof of its claims. No agreement, settlement, sale or transfer to or with the condemning authority shall be made without the consent of both Landlord and Tenant. Landlord and Tenant each agree to execute and deliver to the other any instruments that may be necessary or appropriate to effectuate or facilitate the provisions of this Lease relating to condemnation. Each party covenants and agrees that with respect to any position it takes in any condemnation proceedings or in any negotiations, in lieu of condemnation, for the private purchase, sale or transfer of the whole or any portion of the Property, each shall act in good faith towards the other party and shall not take any position inconsistent with this Lease to adversely affect the other party's interest in such a condemnation.

17. ASSIGNMENT/SUBLETTING.

A. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned (i) assign, convey, pledge or otherwise transfer this Lease, or any part of this Lease, or any interest under this Lease; (ii) permit any assignment of this Lease, or any part of this Lease, by operation of law; (iii) sublet the Premises or any part of the Premises; or (iv) permit the use of the Premises, or any part of the Premises, by any parties other than Tenant, its agents and employees; provided, however, that Tenant may, without the prior written consent of Landlord, assign, mortgage or otherwise transfer this Lease, or any part of this Lease, or any interest under this Lease, to (a) any affiliate of Tenant; (b) in connection with and in contemplation of a reorganization, merger, consolidation or the sale of all or substantially all of the capital stock or assets of Tenant (or any other transaction substantially similar in effect); or (c) any lender providing financing to Tenant or any of its affiliates (and any such lender may exercise all of the rights and remedies of Tenant under this Lease) for collateral security purposes. Tenant shall, by notice in writing, advise Landlord of its intention to assign this Lease, or any part of this Lease, or to sublet or license part or all of the Premises for the balance or any part of the Term. Tenant's notice shall state the name and address of the proposed assignee, subtenant, or licensee and a copy of the proposed assignment, sublease or license shall be delivered to Landlord with Tenant's notice.

B. Any subletting, licensing or assignment of this Lease shall not release or discharge Tenant of or from any liability under this Lease, whether past, present or future, and Tenant shall continue to be fully liable under this Lease. Any subtenant, licensee or assignee shall agree in a form satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet, licensed or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease, license or assignment. Any sale, assignment, mortgage, transfer, licensing or subletting of this Lease that is not in compliance with the provisions of this paragraph shall be of no effect and void.

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18. DEFAULT BY TENANT. If (A) Tenant defaults in the payment of the Rent, or any part of Rent, when and as provided in this Lease, or any amounts owed under Section 6 and such default shall continue for five (5) days after written notice from Landlord to Tenant; (B) Tenant defaults in the performance, fulfillment or observance of any of Tenant's other covenants, conditions or agreements contained in this Lease, and such default shall continue for thirty (30) days after written notice from Landlord to Tenant (provided, however, that if the nature of the default is such that it cannot be cured within thirty (30) days, Tenant shall not be deemed in default provided Tenant has promptly commenced the cure and diligently pursues the cure to completion); or (C) Tenant becomes the subject of voluntary or involuntary proceedings under the federal or state bankruptcy statutes in effect from time to time, then Landlord may, without further notice or demand, (i) terminate Tenant's right to possession without terminating this Lease and enter the Premises and take full and absolute possession of the Premises, without such re-entry causing a forfeiture of the Rent or other charges to be paid or the covenants to be performed by Tenant under this Lease for the full Term, and Landlord shall lease or sublease the Premises for such rent as Landlord may reasonably obtain, crediting Tenant with the rent so obtained after deducting the reasonable costs Landlord incurs by such re-entry, leasing or subleasing, with Tenant paying the shortfall between the rent obtained by Landlord and the Rent, if any, as the Rent becomes due and payable; or (ii) terminate this Lease and re-enter and take full and absolute possession of the Premises free from any further right or claim by or against Tenant.

19. DEFAULT BY LANDLORD. Tenant shall give Landlord written notice of any default by Landlord in the performance of any covenant or obligation to be kept or performed under this Lease, and if such default continues for a period of thirty (30) days after receipt by Landlord of a written notice from Tenant specifying such default, then and in such event, Tenant, at its election, may terminate this Lease or spend such money as is reasonably necessary to cure such default and deduct the amount so spent from Rent due or to become due under this Lease. All such remedies shall be cumulative and in addition to all other remedies available to Tenant under applicable law.

20. NOTICE. Any notice or demand which is required or desired to be given by either party under this Lease shall be in writing and shall be deemed given when (a) personally served, (b) deposited in the United States mail, certified, return receipt requested, postage prepaid, (c) delivered by an overnight courier service that confirms delivery, and addressed set forth below, or (d) via email address as set forth in the preamble of this Lease, or to such other changed addresses as such party may have given by notice

21. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by Landlord, Tenant, or by any third party, to create the relationship of principal and agent, or of partnership or of joint venture between Landlord and Tenant, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained in this Lease, nor any acts of Landlord or Tenant shall be deemed to create any relationship between Landlord and Tenant other than the relation of landlord and tenant.

22. TIME; FORCE MAJEURE. Time is of the essence in this Lease, and all provisions of this Lease relating to the time of performance of any obligation under this Lease shall be strictly construed; provided, whenever a period of time is prescribed for action to be taken by Landlord or Tenant, such party shall not be liable or responsible for and there shall be excluded from the computation for any such period of time, any delays due to strikes, acts of God, shortages of labor or materials, theft, fire, public enemy, injunction, insurrection, court order, requisition of governmental body or authority, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the absolute control of Landlord or Tenant, as the case may be.

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23. HOLDOVER. In the event that Tenant remains in possession of the Premises after the expiration or termination of this Lease, then Tenant shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to all of the conditions, provisions and obligations of this Lease, except that Base Rent shall be 125% of the Base Rent in effect at the end of the Term, but without any rights to extend the Term. Landlord's acceptance of Rent from Tenant in such event shall not alter the status of Tenant as a month-to-month tenant whose occupancy of the Premises may be terminated by Landlord at any time upon thirty (30) days prior written notice.

24. ACCESS. Landlord, and its agents or representatives, shall have the right, upon providing Tenant with at least twenty-four (24) hours prior notice, to enter the Premises during normal business hours to examine or exhibit the same or for any other reasonable purpose; provided, however, that Landlord and its agents or representatives shall exercise reasonable care so as not to disturb or otherwise interrupt Tenant's business. Landlord may display "For Rent" or "For Sale" signs on or about the Premises at any time during the last sixty (60) days prior to the expiration of this Lease.

25. CONDITION OF PREMISES. Except as otherwise expressly provided for in this Lease, Tenant accepts the Premises in an "as-is", "where-is" and "with all faults" condition, including all equipment and appurtenances. Notwithstanding anything contained in this Lease to the contrary, Tenant shall in no event be responsible for pre-existing conditions at the Premises or latent defects, including without limitation, controlling, maintaining or remediating such pre- existing conditions.

26. ENVIRONMENTAL PROVISIONS. Landlord recognizes that Tenant, in the normal and ordinary course of its business, may use and utilize Hazardous Materials (defined below). Tenant agrees to comply with all legal requirements applicable to the use, utilization, handling, storage and transportation on the Premises of any Hazardous Materials used in the normal and ordinary course of their business.

Tenant covenants and agrees to indemnify, defend and hold Landlord harmless from any and all claims, losses, liabilities, penalties, costs or expenses of any kind or nature whatsoever, including without limitation, attorney, consultant and expert fees, which may at any time during or after Tenant's occupancy be asserted or imposed against Landlord and which Landlord establishes arise out of and are caused by (A) the Release (as defined below), threatened Release or migration of Hazardous Materials onto, under, from or upon the Premises occurring during the Term and caused by Tenant or by any of Tenant's employees, agents, contractors, invitees, subtenants, or licensees (collectively, "Tenant Parties"); (B) an exacerbation of any condition relating to Hazardous Materials which were Released at or existed in, under or on the Premises before the Commencement Date of the Lease to the extent the exacerbation is caused by an affirmative action of the Tenant Parties on or after the Commencement Date; and (C) any violation of Environmental Law (as defined below) with respect to the Premises on and after the Commencement Date, except to the extent such violation is caused by Landlord. Landlord shall fully cooperate with Tenant in responding to any such claim, order or other legal action.

Landlord covenants and agrees to indemnify, defend and hold Tenant harmless from any and all claims, losses, liabilities, penalties, costs or expenses of any kind or nature whatsoever, including without limitation, attorney, consultant and expert fees, which may at any time during or after Tenant's occupancy be asserted or imposed against Tenant or the Tenant Parties, and which arise out of, or are a direct or indirect result of, or caused by: (i) any Hazardous Materials which were Released at or existed in, under or on the Premises before the Commencement Date of the Lease, including any continued presence of, any migration of, and any injury or damage due to, such Hazardous Materials on or after the Commencement Date of the Lease; (ii) any Release, threatened Release, migration or presence of Hazardous Materials at any time at, from, under or on the Premises or any property that adjoins the Premises, except to the extent (and then only to the extent) Landlord establishes that such claim, loss, liability, penalty, cost or expense is caused by a Release, threatened Release, exacerbation or migration of Hazardous Materials caused by Tenant or the Tenant Parties on or after the Commencement Date of the Lease; (iii) any violation of any Environmental Law with respect to the Premises before the Commencement Date, including any continuation of any such violation after the Commencement Date of the Lease; and (iv) any violation of Environmental Laws after the Commencement Date of the Lease or any Release or threatened Release of Hazardous Material after the Commencement Date of the Lease, which violation or Release or threatened Release was caused by or through Landlord.

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"Hazardous Materials" means (I) pollutants, contaminants, pesticides, petroleum or petroleum products, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous, or toxic wastes, substances, chemicals or materials within the meaning of any Environmental Law, including any "hazardous substance" as defined in or under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Sec. 9601, et seq., as amended and reauthorized ("CERCLA"), and any "hazardous waste" as defined in or under the Resource Conservation and Recovery Act, 42 U.S.C., Sec. 6902, et seq. ("RCRA"), and all amendments thereto and reauthorizations thereof; and (II) any other pollutants, contaminants, hazardous, dangerous or toxic chemicals, materials, wastes or other substances, including any industrial process or pollution control waste or asbestos, which pose a hazard to the environment or the health and safety of any person. "Release" means any spill, discharge, leach, leak, emission, escape, injection, dumping, pouring, emptying, disposal or other release of any materials, wastes or substances into the environment, whether or not notification or reporting to any governmental authority was or is required, including any Release which is subject to Environmental Laws. "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, rules and policies, all court and administrative orders and decrees, all arbitration awards, and the common law, which pertain to environmental or natural resource matters or contamination of any type whatsoever.

27. JURISDICTION & VENUE. Subject to Section 16, in any dispute arising out of this Lease, Landlord and Tenant submit to the jurisdiction and venue of the applicable Ingham County, Michigan state court or US District Court for the Western District of Michigan.

28. PRIVATE RESTRICTIONS. Landlord covenants that Tenant will not be prevented from or restricted in engaging in Tenant's Permitted Use nor in exercising the rights granted in this Lease because of any restriction, covenant or agreement reached by any person having or having had an interest in the Premises the Property. If Tenant is prevented from or restricted in so using the Premises or in exercising such rights because of any court order or other judicial determination arising out of such restriction, covenant or agreement, the Rent and other charges to be paid by Tenant under this Lease will abate during the period Tenant is so prevented from or restricted in using the Premises or exercising such rights. If said period will continue for thirty (30) days or more, Tenant may cancel this Lease by notice in writing to Landlord, following the "Notice" provisions of this Lease, at any time during such period.

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29. OBLIGATION TO MITIGATE DAMAGES. Landlord and Tenant will each have the duty and obligation to mitigate, in every reasonable manner, any and all damage that may or will be caused or suffered by virtue of the other's defaults under, or violating, any of the terms and conditions of this Lease.

30. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by either Landlord or Tenant to the other under the provisions of this Lease, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said party to institute suit for recovery of such sums. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sums or any part of such sums, said party shall be entitled to recover such sums or so much of such sums as it was not legally required to pay under the provisions of this Lease with interest at a rate equal to 10% per annum.

31. REASONABLE COMMERCIAL TRANSACTION. This Lease shall be given a engage in a commercially reasonable construction so that the intention of the parties to reasonable business relationship is carried out.

32. WASTE OR NUISANCE. Tenant shall at all times take good care of the Premises. Tenant shall not commit or permit the commission by others of any waste on said Premises. Tenant shall keep the Premises free from and clear of rodents, bugs and vermin and, at the request of Landlord, shall participate and cooperate in carrying out any program of extermination that Landlord may direct, at Tenant's cost and expense. Tenant shall not commit or permit materials (waste or otherwise) to accumulate or to be stored outside the Premises. Tenant shall not maintain, commit, or permit the maintenance or commission of any nuisance as defined by the law of the State in which the Premises are located. Tenant shall not use or permit the use of said Premises for any unlawful purpose.

33. EXECUTION AUTHORITY. Each party represents and warrants that by executing this Lease the respective individual has the full power and authority to do so and, in addition, said execution is in no way a violation of any other agreement the breach of which would cause Landlord or Tenant, as the case may be, to become party to or the subject of litigation by way or lawsuit, cross complaint, counter suit or injunctive relief.

34. SERVICE OF PROCESS. Service of process shall be in accord with the rules of the local state court. If not in violation of court rules or procedures, now or hereinafter in effect, Landlord and Tenant accept service of process via "Federal Express" or "UPS" delivery service.

35. VALIDITY. If any provision of this Lease, or the application of such provision to any person or circumstance, shall be deemed, to any extent, invalid or unenforceable, the remainder of this Lease and the application of such provision to all other persons and circumstances shall not be affected and shall be valid and enforceable to the fullest extent of the law.

36. MISCELLANEOUS.

A. It is agreed that all the provisions of this Lease are to be construed as covenants and agreements as if so specifically stated and that all of the terms and provisions of this Lease shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.

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B. The failure of Landlord to seek redress for violation of or to insist upon the strict performance of any term, covenant or condition of this Lease shall not be construed, taken or held to be a waiver, acquiescence in or consent to any further or succeeding violation of the same term, covenant or condition. The receipt and use by Landlord of Rent with knowledge of the breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such breach. No provision of this Lease shall be deemed to have been waived by a party hereto unless such waiver be in writing and signed by such party.

C. Regardless of any reference in the Lease to "sole and absolute discretion", or words to that effect, but except for matters which (i) could have an adverse effect on the structural integrity of the Building Structure, (ii) could have an adverse effect on the Building Systems, or (iii) could have an effect on the exterior appearance of the Building, at which in each such case Landlord's duty is to act in good faith and in compliance with the Lease, any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under the Lease.

D. Words in the singular, plural, masculine, feminine and neuter as used in this Lease shall have the same meanings and be construed as required by the context of this Lease.

E. The captions of the sections appearing in this Lease in no way define, limit, construe or describe the scope or intent of such sections.

F. This is the entire agreement between the parties and it may not be modified or altered, except by a further writing signed by the parties. This Lease shall be construed in accordance with the laws of the State in which the Premises are located.

G. In the event of any uncured default under this Lease by either Landlord or Tenant, and if the non-defaulting party shall deem it necessary to engage attorneys or institute any suit against the other by reason of such a default, then the non-prevailing party shall reimburse the prevailing party for its reasonable expenses incurred as a result of the default including, without limitation, attorneys' fees and costs.

H. This Lease may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. This Lease, to the extent signed and delivered by means of a facsimile machine or other electronic method containing a reproduced signature, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version delivered in person. No party shall raise the use of a facsimile machine or other electronic method to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or other electronic method as a defense to the formation of a contract and each such party forever waives any such defense.

37. BROKERS. Tenant and Landlord each represent to the other that it has not dealt with a broker in connection with this Lease, and no broker has submitted or showed the Premises to Tenant, or is or may be entitled to any commission in connection with this Lease by virtue of having assisted Tenant or Landlord in any way in connection with this Lease. Landlord and Tenant each agree to indemnify, defend, and hold the other harmless from and against any and all claims of any brokers claiming through it, for commissions in connection with this Lease, and any and all costs and expenses incurred by the other party in defending against any such claims. As used in this paragraph, "broker" shall include any finders or other persons who may be entitled to a commission or fee as a result of the execution of this Lease, and "commissions" shall include finders' fees or other charges of any kind due or claimed to be due to any broker in connection with this Lease.

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38. NON-DISTURBANCE AND ATTORNMENT AGREEMENT; LANDLORD WAIVER. Upon Tenant's request, Landlord shall use commercially reasonable efforts to deliver to Tenant a non-disturbance and attornment agreement ("NDA"), in form and substance reasonably satisfactory to Tenant, from any and all lenders with a security interest in and any ground landlords of the Premises ("Senior Parties"). The NDA shall provide that each Senior Party will not (A) name Tenant in any foreclosure action; (B) terminate the Lease as a result of any foreclosure judgment or Sheriff's sale of the Premises; or (C) otherwise disturb Tenant's use and possession of the Premises pursuant to the Lease. In addition, upon Tenant's request, Landlord shall deliver to Tenant a landlord waiver, in form and substance reasonably satisfactory to Tenant, waiving any lien rights of Landlord in Tenant's goods and equipment at the Premises for the benefit of any lender providing financing to Tenant.

[The remainder of this page is intentionally left blank.]

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Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD:	TENANT:
1305 Jolly Road Properties, LLC	MIO-GUARD, LLC

By:	By:
Kenneth M. Zisholz, Authorized Agent	Kenneth M. Zisholz, Manager

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EXHIBIT C

FORM OF EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered as of ________, 2022 between MIOTECH MERGER SUBSIDIARY, LLC, a Delaware limited liability company (the "Company"), and KENNETH M. ZISHOLZ ("Employee").

R E C I T A L S

A. Employee and the Company are parties to that certain Agreement and Plan of Merger of even date herewith by and among the Company, Employee, Salona Global Medical Device Corporation, Inspira Financial Company, Miotech Parent, LLC, and Mio-Guard LLC (the "Merger Agreement"). Capitalized terms not otherwise defined elsewhere in this Agreement shall have the meanings set forth in the Merger Agreement.

B. In connection with consummation of the transactions contemplated by the Merger Agreement, Employee and desire to enter into this Agreement to memorialize the employment relationship between the Company and Employee.

B. Subject to the terms and conditions of this Agreement, Employee is to be the Chief Executive Officer of the Company.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Recitals. The above stated Recitals are true and correct and are incorporated by reference into this Agreement.

2. Term. The initial term of this Agreement shall commence on [Closing Date]__________, 2022 (the "Commencement Date") and shall terminate two (2) years thereafter unless terminated earlier as provided herein (the "Initial Term"). After the Initial Term, the employment of Employee will continue on at- will and in accordance with the provisions of Section 5 hereof.

3. Duties.

(a) In General. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs Employee and Employee hereby accepts such employment with the Company for the term of this Agreement (the "Term") as the Chief Executive Officer of the Company. Employee shall have such executive and managerial duties normally associated with such positions, subject to the direction of the Manager of the Company in accordance with the reasonable policies adopted from time to time by Miotech Parent, LLC, a Delaware limited liability company, as Manager of the Company (the "Manager") and communicated to Employee (the "Duties"). The Duties shall include the management of the Company's business interests listed on Exhibit A (the "Business"). During the Term and except for illness, disability, reasonable vacation periods and reasonable leaves of absence, Employee shall devote such portions of his business time, attention, skill and efforts as is necessary for the faithful performance of the Duties; provided Company understands and agrees that this is not a full time job for Employee.

(b) Place of Performance. The Duties shall be performed in greater Lansing, Michigan area except for such travel in the ordinary course of the Company's business as may from time to time be reasonably required.

(c) Other Activities. Employee shall use commercially reasonable efforts for the benefit of the Company by whatever activities he deems appropriate to maintain and improve the Company's standing in the community generally and among other members of the industries in which the Company is from time to time engaged, including such entertaining for business purposes as he considers appropriate. Employee shall not, without the approval of the Manager of the Company, render services of a business nature to any other person or entity, if such activities would materially interfere with the performance of Employee's Duties under this Agreement. Company expressly agrees Employee may continue to work for Employee's affiliated entities listed on Schedule 3(c) without being in violation of this Agreement.

4. Compensation and Other Benefits.

(a) Base Salary, and Employee Benefit Plans. For all services rendered by Employee in any capacity during his employment under this Agreement, the Company shall pay to Employee as compensation the sum of the amounts set forth in the following subparagraphs 1 through 3.

(1) Base Salary. During the Initial Term, Employee shall be paid an annual salary of One Hundred Twenty Thousand Dollars ($120,000) (the "Base Salary"), provided however, that if the Company's annual income from operations (the "Operational Profit") is less than the Base Salary or is negative, then the Company shall prioritize the payment of operating expenses in accordance with Schedule 3.3 of the Merger Agreement, and any amount of Base Salary which remains unpaid shall be deferred until such time as the Operational Profit of the Company is sufficient.

(2) Benefit Plans. During the Initial Term, Employee shall be entitled to participate in any and all plans, arrangements or distributions by the Company pertaining to or in connection with any pension, bonus, profit sharing, stock options and/or similar benefits and/or health benefits for its employees and/or for its executives, as determined by the Manager pursuant to the governing instruments which establish and/or determine eligibility and other rights of the participants and beneficiaries under such plans or other benefit programs.

(3) Medical and Dental Insurance. During the term of this Agreement, the Company will provide for Employee medical and dental insurance to cover Employee, his spouse and family dependents pursuant to the terms of such medical or dental plans as maintained by the Company from time to time.

(b) Other Benefits.

(1) Business Expenses. During the term of this Agreement, Employee is authorized to incur reasonable expenses to execute and/or promote the Business of the Company, including, but not limited to, expenses for reasonable entertainment, travel, and similar items, in each case, in accordance with the policies, practices and procedures of the Company. The Company will reimburse Employee for all reasonable travel or other expenses incurred while on business.

(2) Vacation. Employee will be entitled to four (4) weeks paid vacation annually or such other time as authorized by the Manager during which time his compensation shall be paid in full. Vacation days unused in any calendar year may be accumulated and carried forward and used in future years.

(3) Bonus and Benefits After Initial Term. The Parties recognize that after the Initial Term, Employee will not have the same performance incentives that he has during the Initial Term. For the period of employment subsequent to the Initial Term, the Parties shall discuss other bonus structures that may be appropriate depending upon the desire of Employee to continue working for the Company, the status and condition of the Company, and other factors affecting business operations and goals at the time. The bonus structure may include stock options, cash payments or other arrangements mutually agreed upon by the Parties.

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5. Termination of Employment.

(a) Initial Term. During the Initial Term:

Termination by

(1) Termination by Employee. Employee may terminate his employment with the Company at any time upon notice to the Company in the event of the Company's material (i) breach of this Agreement; provided, however, that in the event Employee believes that this Agreement has been materially breached, he shall provide the Company with written notice of such breach and provide the Company with a 30-day period in which to cure or remedy such breach; or (ii) change in Employee's Duties.

(2) Termination by the Company. Employee's employment may be terminated by the Company at any time upon notice to Employee for "Cause." As used in this Agreement, the term "Cause" shall be deemed to exist upon:

A. Employee's failure to perform his Duties for the Company, after notice furnished to Employee by the Company of such failure and Employee's failure or inability to remedy the same within 30 days after such notice;

B. Employee's dishonesty, gross negligence or misconduct;

C. The commission by Employee of a crime or an act of fraud against the Company, its subsidiaries or Affiliates; or

D. The use by Employee of an illegal substance, including, but not limited to, marijuana, cocaine, heroin, and all other illegal substances, and/or the dependence by Employee upon the use of alcohol, which, in any case, in the opinion of both Employee's family physician and a physician chosen by the Company, materially impairs Employee's ability to perform his Duties hereunder, which dependence is not cured or rehabilitated, as determined by Employee's physician, within 90 days of receipt of notice from the Company to Employee.

(3) Death or Disability. This Agreement shall terminate upon the death or the Disability of Employee. Employee or his heirs or estate (as the case may be) shall be entitled to the compensation provided for with respect to a termination by death or Disability in this Agreement. As used in this Agreement, the term "Disability" means Employee's incapacity due to a permanent mental or physical illness that prevents Employee from performing his duties hereunder for 180 consecutive days, or a physical condition that renders the performance by Employee of his duties hereunder a serious threat to the health and well being of Employee. Disability shall be determined by a physician selected by the Company and reasonably acceptable to Employee.

(b) After the Initial Term. After the Initial Term, Employee's employment hereunder shall automatically terminate upon (i) his death; (ii) by Employee upon thirty (30) days prior written notice to the Company; (iii) by the Company upon thirty (30) days prior written notice to Employee if the Company terminates his employment hereunder without "Cause;" (iv) at the Company's sole discretion, immediately upon written notice to Employee if the Company terminates his employment hereunder for "Cause."

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(c) Termination of Obligations. Upon the resignation of Employee or termination of Employee's employment in accordance with the provisions of this Section 5, all obligations of Employee and the Company hereunder shall be terminated except as otherwise provided in this Agreement.

(d) Mitigation. Employee agrees that if he is terminated without Cause, he will engage in diligent and reasonable efforts to seek other employment so as to mitigate, in part, the amount of payments which the Company is required to pay Employee as set forth under Section 6 below.

(e) Resignation. Any termination of employment under this Agreement, whether or not voluntary, will automatically constitute a resignation of Employee from all positions held at the Company and all subsidiaries of the Company; provided, however, that Employee shall execute such resignation documents as the Company may reasonably request in order to evidence such resignation and this provision shall survive the termination of this Agreement.

6. Payments Due Upon Termination.

(a) In the event that Employee's employment under this Agreement is terminated for any reason, the Company shall promptly pay Employee any amounts due to Employee under this Agreement, including any salary accrued through the date of termination, and reimbursement for business related expenses during the period of Employee's employment, providing that such expenses are submitted in accordance with Company policies.

(b) If the Company terminates the Employee without Cause during the first year of the Initial Term, then, in addition to the amounts due under Section 6(a) above, the Earnout Payments for the Earnout Period shall be deemed to be 1,000,000 Class B Units and shall automatically vest and shall be delivered to Employee, in full satisfaction of all of the Company's obligations to Employee.

(c) If the Company terminates the Employee without Cause during the second year of the Initial Term, then, in addition to the amounts due under Section 6(a) above, the Earnout Payments payable during the second year of the Earnout Period shall be deemed to be the same amount as the Earnout Payments paid during the first year of the Earnout Period, and to the extent such amount has not already been paid to Seller, it shall automatically vest and shall be delivered to Employee, in full satisfaction of all of the Company's obligations to Employee.

(d) For the avoidance of doubt, Employee's Quarterly Equity Payments, as adjusted in accordance with the Merger Agreement, vest upon consummation of the merger pursuant to the Merger Agreement, regardless of whether Employee's employment is terminated with or without Cause.

7. Non-Competition

(a) Non-Competition. While in the employment of the Company and for the period of two (2) years thereafter (the "Non-Competition Period"), unless otherwise agreed to in writing by the Company, Employee will not, directly or indirectly, own, manage, operate, join, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with any business that is in competition with the Company or any subsidiary of the Company during the Non- Competition Period in the same geographic areas in which the Company is then conducting such business. It is agreed that each of the cities, counties and other political subdivisions constituting the geographic areas in which the Company shall be conducting such business shall be considered a separate geographic area and a separate covenant from Employee to the Company and the invalidity of any such covenants shall not affect this Agreement or any other covenant made hereunder.

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(b) Confidential Information. During and after the Term, Employee shall not directly or indirectly, divulge, furnish or make accessible to any party not authorized by the Company to receive it, any of the proprietary or confidential information or knowledge of the Company, its Affiliates or subsidiaries, including without limitation, any financial information, marketing plans, strategies, trade secrets, data, know- how, processes, techniques and other proprietary information of the Company, its Affiliates or subsidiaries (the "Confidential Information"), other than in the course of performing his duties hereunder and with the consent of the Company, which consent shall not unreasonably be withheld, and in accordance with the Company's policies and regulations, as established from time to time, for the protection of the Company's Confidential Information. The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to information (including office practices and procedures) that is obvious, or that may readily be determined by any person reasonably knowledgeable in the industry in which the Company operates by diligent review and examination of public sources, or that becomes generally available to the public other than as a result of a disclosure by Employee or any agent or other representative thereof. Employee shall not have any obligation hereunder to keep confidential any Confidential Information to the extent disclosure of any thereof is required by law or legal process, or determined in good faith by Employee to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; provided, however, that in the event disclosure is required by law or legal process, Employee shall provide the Company with reasonable notice of such requirement if permissible so that the Company may seek an appropriate protective order and Employee shall reasonably cooperate with the Company's efforts to seek such a protective order. Employee shall be permitted to use Confidential Information in connection with any dispute involving this Agreement or any other agreement between the parties. Upon termination of employment on the expiration of the Agreement, all tangible evidence of such confidential or proprietary information in the possession of Employee shall be returned to the Company, and Employee shall not make or retain any copies or excerpts thereof, except that Employee may retain copies of all materials that may be of a personal nature to Employee. Employee further agrees not to use any Confidential Information for the benefit of any person or entity other than the Company, its Affiliates or subsidiaries.

(c) Non-Solicitation. During the term of the Agreement and for a period of two (2) years thereafter (the "Non-Solicitation Period"), Employee shall not influence or attempt to influence customers of the Company or any of its present or future subsidiaries either directly or indirectly, to divert their business from the Company to any individual, partnership, firm, corporation, or other entity that is in competition with the business of the Company or any subsidiary of the Company at any time during the Non-Solicitation Period. During the Non-Solicitation Period, Employee shall not directly or indirectly solicit any of the Company's employees to work for (as an employee or independent contractor) any business, individual, partnership, firm, corporation, or other entity in competition with the business of the Company or any subsidiary of the Company at any time during the Non-Solicitation Period.

(d) Remedies. In the event of an actual or threatened breach by the Employee of this Section 7, including any subparagraph hereof, the Company shall be entitled to seek an injunction restraining Employee from its prohibited conduct. If the court should hold that the duration and/or scope (geographic or otherwise) of the covenants contained herein are unreasonable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise), that is reasonable and the parties agree to accept such determination, subject to their rights of appeal. Nothing contained herein shall be construed as prohibiting the Company or any third party from pursuing any of the remedies available to it for such breach or threatened breach, including recovery of damages from Employee. In any action or proceeding to enforce the provisions of this Section 7, the prevailing party shall be reimbursed by the other party for all costs incurred in such action or proceeding, including, without limitation, all court costs and filing fees and all reasonable attorneys' fees, incurred either at the trial level or at the appellate level. If Employee shall be in violation of any of the restrictive covenants contained in this Agreement, then the time limitation otherwise applicable to such restrictive covenant shall be extended for a period of time equal to the period of time during which such breach or breaches occur. If the Company seeks injunctive relief from such breach in any court, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including all appeals. The existence of any claim or cause of action by Employee against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the foregoing restrictive covenant, but shall be litigated separately.

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(e) Acknowledgments by Employee. Employee understands that the restrictions set forth in this Section 7 may limit his ability to earn a livelihood in a business similar to the business of the Company or any subsidiary thereof, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder to justify clearly such restrictions which, in any event (given his education, skills and ability), Employee does not believe would prevent him from earning a living. Employee acknowledges that the geographic boundaries, scope of prohibited activities, and duration of this Section 7 are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of the Company's proprietary information, plans and services and to protect the other legitimate business interests of the Company.

8. Miscellaneous.

(a) Notices. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid or by national overnight courier:

If to Employee:	Kenneth M. Zisholz

If to the Company:	Miotech Merger Subsidiary, LLC
3330 Caminito Daniella
Del Mar, CA 92014
Attn: Manager
Tel: 1-800-760-6826

Any party may change the address to which notices are to be mailed by giving written notice as provided herein to the other party. Commencing immediately after the receipt of such notice, such newly designated address shall be such person's address for purposes of all notices or other communications required or permitted to be given pursuant to this Agreement.

(b) Michigan Law. This Agreement shall be considered for all purposes a Michigan document and shall be construed pursuant to the laws of the State of Michigan, and all of its provisions shall be administered according to and its validity shall be determined under the laws of the State of Michigan without regard to any conflict or choice of law issues.

(c) Gender and Number. Whenever appropriate, references in this Agreement in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular, unless the context clearly indicates to the contrary.

(d) Certain Words. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Agreement and not to any particular section, provision or paragraph unless so required by the context.

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(e) Captions. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and/or reference, and they shall in no way be construed as limiting, extending, defining or describing either the scope or intent of this Agreement or of any provision hereof.

(f) Counterparts. This Agreement may be executed in one or more counterparts, and any such counterpart shall, for all purposes, be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The parties agree that copies of signatures shall be treated as originals.

(g) Severability. The invalidity or unenforceability of any provision hereunder (or any portion of such a provision) shall not affect the validity or enforceability of the remaining provisions (or remaining portions of such provisions) of this Agreement.

(h) Entire Agreement. This Agreement (and all other documents executed simultaneously herewith or pursuant hereto) constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes and revokes any and all prior or existing agreements, written or oral, relating to the subject matter hereof, and this Agreement shall be solely determinative of the subject matter hereof.

(i) Waiver. Either the Company or Employee may, at any time or times, waive (in whole or in part) any rights or privileges to which he or it may be entitled hereunder. However, no waiver by any party of any condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further continuing waiver of any other condition or of any breach of any other terms, covenants, representations or warranties contained in this Agreement, and no waiver shall be effective unless it is in writing and signed by the waiving party.

(j) Attorneys' Fees. In the event that either party shall be required to retain the services of an attorney to enforce any of his or its rights hereunder, the prevailing party in any arbitration or court action shall be entitled to receive from the other party all costs and expenses including (but not limited to) court costs and attorneys' fees (whether in the arbitration or in a court of original jurisdiction or one or more courts of appellate jurisdiction) incurred by him or it in connection therewith. The parties hereby expressly confer on the arbitrator the right and obligation to award costs and attorneys' fees in the arbitration.

(k) Dispute Resolution. Except for any dispute or controversy in which the Company is seeking injunctive relief pursuant to Section 7, Employee and the Company shall settle by arbitration any dispute or controversy arising in connection with this Agreement, whether or not such dispute involves a plan subject to the Employee Retirement Income Security Act of 1974, as amended. Such arbitration shall be conducted in accordance with the employment rules of the American Arbitration Association before a panel of three arbitrators sitting in Grand Rapids, Michigan or such other location as shall be mutually agreed by the parties. The award of the arbitrators shall be final and non-appealable, and judgment may be entered on the award of the arbitrators in any court having proper jurisdiction. THE ARBITRATORS SHALL HAVE NO AUTHORITY TO AWARD PUNITIVE DAMAGES UNDER ANY CIRCUMSTANCES (WHETHER IT BE EXEMPLARY DAMAGES, TREBLE DAMAGES, OR ANY OTHER PENALTY OR PUNITIVE TYPE OF DAMAGES) REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER APPLICABLE LAW, EMPLOYEE AND THE COMPANY HEREBY EACH WAIVING THEIR RIGHT, IF ANY, TO RECOVER PUNITIVE DAMAGES IN CONNECTION WITH ANY SUCH CLAIMS, DISPUTES OR DISAGREEMENTS REGARDLESS OF WHETHER SUCH CLAIM, DISPUTE OR DISAGREEMENT ARISES UNDER THE LAW OF CONTRACTS, TORTS, (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OF EVERY KIND AND STRICT LIABILITY WITHOUT FAULT), OR PROPERTY, OR AT COMMON LAW OR IN EQUITY OR OTHERWISE. EMPLOYEE ACKNOWLEDGES THAT BY SIGNING THIS AGREEMENT) EMPLOYEE IS WAIVING ANY RIGHT THAT EMPLOYEE MAY HAVE TO A JURY TRIAL OR, OTHER THAN AS PROVIDED BY SECTION 16, A TRIAL BEFORE A JUDGE IN CONNECTION WITH, OR RELATING TO, A CLAIM.

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(l) Venue. Without limiting subparagraph (l) above, any litigation arising hereunder shall be instituted only in Ingham County, Michigan state court or US District Court for the Western District of Michigan, the place where this Agreement was executed, and all parties hereto agree that venue shall be proper in said county for all such legal or equitable proceedings.

(m) Assignment. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their successors, assigns, and/or other legal representatives. Additionally, covenants in this Agreement which are for the benefit of the Company also shall run in favor of the Company's subsidiaries. This Agreement shall not be assignable by the Company or Employee. The services of Employee are personal and his obligations may not be delegated by his except as otherwise provided herein.

(n) Amendment. This Agreement may not be amended, modified, superseded, canceled, or terminated, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by a written instrument executed by the Company and Employee or, in the case of a waiver, by the party to be charged with such waiver.

(o) No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the Company and Employee and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

(p) Tax Withholding. All payments to the Employee under this Agreement will be subject to the withholding of all applicable employment and income taxes.

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IN WITNESS WHEREOF, the Company and Employee have caused this Agreement to be executed on the day and year first above written.

THE COMPANY:

MIOTECH MERGER SUBSIDIARY, LLC

By:___________________________________

Name: Les Cross

Title: Authorized Signatory

EMPLOYEE:

_____________________________________
Kenneth M. Zisholz

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SCHEDULE 3(c)

AFFILIATED ENTITIES

1. Miotech Orthopedic Sales, LLC

2. Metro Detroit Franchise Company

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